Exhibit 10.6

Execution Copy

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [***].

MERCHANDISING AGREEMENT

BETWEEN

SEARS, ROEBUCK AND CO.,

KMART CORPORATION, AND

SEARS HOLDINGS CORPORATION

AND

SEARS HOMETOWN AND OUTLET STORES, INC.,

SEARS AUTHORIZED HOMETOWN STORES, LLC,

AND SEARS OUTLET STORES, L.L.C.,

August 8, 2012

Execution Copy

TABLE OF CONTENTS

1.	ADDITIONAL TERMS AND CONDITIONS		1

2.	TERM AND TERMINATION		1
	(a)	Initial Term	1
	(b)	The Term; Renewal Rights	1
	(c)	Termination of the Agreement	2
	(d)	Seller’s Right to Terminate Its Section 3 Obligations	3
	(e)	Seller’s Termination Rights on Appendix 5(a)	4
	(f)	Buyer’s Transition and Sell-Off Rights	4

3.	HTS PRODUCTS		4
	(a)	Seller’s Obligation to Sell	4
	(b)	Invoice Prices for HTS Products	5
	(c)	Vendor Charges	5
	(d)	Retail Pricing	5
	(e)	HTS Product Quality, Availability, and Packaging	5
	(f)	Location-Specific Products	6

4.	OUTLET PRODUCTS		6
	(a)	Section 4 Definitions	6
	(b)	DRM	6
	(c)	MOS	8
	(d)	Right of First Offer for Additional Categories	10
	(e)	Seller’s Compliance with Rights of First Offer; Termination	10
	(f)	Retail Pricing	10
	(g)	Invoice Prices for Outlet Products	10
	(h)	Outlet Product Restrictions	11

5.	ROYALTIES		11
	(a)	Quarterly Royalty Reports; Royalties Payable	11
	(b)	Adjustments	11
	(c)	Featuring Kenmore-Branded Product	12
	(d)	Minimum Commission	12
	(e)	Record Retention; Audit Rights	12

6.	INVENTORY MANAGEMENT POLICES AND PROCESSES; DELIVERY TERMS		12

7.	PAYMENT TERMS FOR INVOICE PRICES AND ROYALTIES		13
	(a)	Invoice Prices for Products	13
	(b)	Royalties	13

8.	SUBSIDIES AND MARKETING/MERCHANDISING SUPPORT		13
	(a)	Vendor Subsidies	13
	(b)	Product Information Support	13
	(c)	Other Support	14

9.	CUSTOMERS AND TRADE AREAS		14
	(a)	General	14

i

Execution Copy

	(b)	Buyer	14
	(c)	Seller	15
	(d)	Growth	16
	(e)	New HTS Stores and Renewals-Exclusivity	16

10.	PRODUCT WARRANTIES AND RETURNS		16
	(a)	Product Warranties	16
	(b)	Product Returns	17
	(c)	Product Recalls and Similar Product Issues	17
	(d)	Disclaimer	18

11.	PRODUCT SERVICING		18
	(a)	Seller’s Appointment	18
	(b)	Seller’s Obligations	18
	(c)	Buyer’s Obligations	19
	(d)	Seller’s Charges	20
	(e)	Services for Protection Agreements	20

12.	INTELLECTUAL PROPERTY		20
	(a)	Seller	20
	(b)	Buyer	23

13.	CONFIDENTIALITY		24
	(a)	Confidential Information	24
	(b)	Treatment of Confidential Information	24
	(c)	Exceptions to Confidential Treatment	25

14.	INDEMNIFICATION		26
	(a)	Seller Indemnities	26
	(b)	Buyer Indemnities	26
	(c)	Defense	26
	(d)	Exclusions from Claims; Tender and Cooperation	26

15.	INSURANCE		27
	(a)	Required Coverage	27
	(b)	Proof of Insurance	27

16.	LIMITATION ON LIABILITY		27

17.	MINIMUM QUANTITIES		27

18.	DISPUTE RESOLUTION		27
	(a)	Committees	27
	(b)	Dispute Resolution	28

19.	SELLER’S CLOSING LOCATIONS		29

20.	GLOSSARY		29

21.	SHC’S SOLE OBLIGATION		33

ii

Execution Copy

22.	GENERAL		33
	(a)	Good Faith	33
	(b)	Assignment	33
	(c)	Computer Access	34
	(d)	Promotional Calendars	34
	(e)	Negotiating Event	34
	(f)	Consideration	34
	(g)	Construction and Interpretation	35
	(h)	Counterparts; Facsimile	35
	(i)	Entire Agreement; Severability	35
	(j)	Injunctive Relief	36
	(k)	Notices	36
	(l)	No Waiver	37
	(m)	Publicity	37
	(n)	Relationship of the Parties	37
	(o)	Reporting	37
	(p)	Representations and Warranties	37
	(q)	Survival	37
	(r)	Condition Precedent to the Effectiveness of this Agreement	37
	(s)	Governing Law; Jurisdiction; Waiver of Jury Trial	38

APPENDICES

iii

Execution Copy

MERCHANDISING AGREEMENT

August 8, 2012

This MERCHANDISING AGREEMENT (this “Agreement”) is between (1) SEARS, ROEBUCK AND CO., a New York corporation (“SRC”), KMART CORPORATION, a Michigan corporation (“Kmart” and together with SRC, “Seller”), and SEARS HOLDINGS CORPORATION, a Delaware corporation (“SHC”), and (2) SEARS HOMETOWN AND OUTLET STORES, INC., a Delaware corporation (“SHO”), SEARS AUTHORIZED HOMETOWN STORES, LLC, a Delaware limited liability company (SAHS”), and SEARS OUTLET STORES, L.L.C., a Delaware limited liability company (“Outlet Co.” and together with SHO and SAHS, “Buyer”). Other capitalized terms used but not defined in this Agreement are defined in Section 20, which begins on page 29.

TERMS AND CONDITIONS

For good and valuable consideration, the receipt of which Seller and Buyer acknowledge, Seller and Buyer agree as follows:

1. ADDITIONAL TERMS AND CONDITIONS. The Additional Terms and Conditions that are attached to this Agreement as Appendix 1 are incorporated into this Agreement by reference and are binding on Seller and Buyer as if expressly included below. To the extent any provision on Appendix 1 is inconsistent with the body of this Agreement, the body of this Agreement controls.

2. TERM AND TERMINATION.

(a) Initial Term. The initial term of this Agreement will begin immediately following the “Rights Closing Effective Time” specified in the Separation Agreement (the “Separation Agreement”) to be executed and delivered by SHO and SHC (the date on which the Rights Closing Effective Time occurs, the “Effective Date”) and will end, unless terminated earlier or extended in accordance with Section 2(c) or Section 2(d), at 5:00 p.m. (Central Time) on the last day of the 66th full month following the Effective Date (the “Initial Term”). The calendar day that becomes the Effective Date will be inserted on Appendix 2(a) after the Effective Date has occurred.

(b) The Term; Renewal Rights. Subject to Section 2(c), Section 2(d), and the next sentences of this Section 2(b), Buyer may elect to extend for up to two consecutive three-year periods Seller’s obligations in Section 3 to sell KCD-Branded Products to Buyer. Buyer may not exercise its rights in the preceding sentence if Buyer or any of its Affiliates has failed to comply with any of its material obligations in this Agreement and the failure is continuing. The first renewal period is referred to as the “First Renewal Period” and its duration may be longer than three years as provided in Section 2(c)(ii)(B) and in Section 2(d)(ii). Buyer will deliver written notice to Seller not later than six months prior to the end of the Initial Term if Buyer elects to extend the Term for the First Renewal Period. The second renewal period is referred to as the “Second Renewal Period.” Buyer will deliver written notice to Seller not later than six months prior to the end of the First Renewal Period if Buyer elects to extend the Term for the Second Renewal Period. The Initial Term, the First Renewal Period (if elected), and the Second Renewal Period (if elected) are together referred to as the “Term” and the last day of the Term is referred to as the “Expiration Date.” During the First Renewal Period and the Second Renewal Period Seller will have (i) no obligation in accordance with Section 3 to sell any HTS Product to Buyer that is not a KCD-Branded Product and (ii) no obligation in accordance with Section 4 to sell any Outlet Product to Buyer. Except as provided in the preceding sentence, all of the terms and conditions of this Agreement (including the terms and conditions of Section 9) will continue to be in full force in accordance with their terms during the Term. This Agreement applies to all Products shipped on or after the Effective Date and before the Expiration Date, regardless of when Buyer placed the order for the Products.

Execution Copy

(c) Termination of the Agreement. Neither Party may exercise its rights in this Section 2(c) if the Party or any of its Affiliates has failed to comply with any of its material obligations in this Agreement and the failure is continuing.

(i) Termination for Material Breach. Subject to the next sentence and to Section 18, (A) Seller or Buyer may terminate this Agreement in the event of a material breach of this Agreement by the other Party, including Seller’s right to terminate this Agreement if Buyer purports to assign any of its rights or delegate any of its obligations under this Agreement in contravention of Section 22(b), if the breach is curable by the breaching Party and the breaching Party fails to cure the breach within 30 days following its receipt of written notice of the breach from the non-breaching Party. If the breach is not curable by the breaching Party, the non-breaching Party may immediately terminate this Agreement following the non-breaching Party’s delivery of notice to the breaching Party.

(ii) Seller’s Right to Terminate upon a KCD Change in Control.

(A) Subject to the following sentences of this Section 2(c)(ii)(A), if a KCD Change in Control occurs during the Initial Term Seller may, by written notice delivered to Buyer on or before the 60th day following the effectiveness of the KCD Change in Control, terminate this Agreement. The termination will take effect on the date that is the first anniversary (the “Section 2(c)(ii)(A) End Date”) of the date that Seller delivered the written notice to Buyer in accordance with the preceding sentence. If the Section 2(c)(ii)(A) End Date is a date that is later than sixty-six months after the Effective Date, the Initial Term will be extended for all purposes of this Agreement to include the period ending on the Section 2(c)(ii)(A) End Date unless Buyer notifies Seller in writing on or before the 15th day following Buyer’s receipt of the notice referred to in the first sentence of this Section 2(c)(ii)(A) that the extension will not occur.

(B) Subject to the following sentences of this Section 2(c)(ii)(B), if a KCD Change in Control occurs during the First Renewal Period Seller may, by written notice delivered to Buyer on or before the 60th day following the effectiveness of the KCD Change in Control, terminate this Agreement. The termination will take effect on the date that is the first anniversary (the “Section 2(c)(ii)(B) End Date”) of the date that Seller delivered the written notice to Buyer in accordance with the preceding sentence. If the Section 2(c)(ii)(B) End Date is a date that is later than three years after the beginning of the First Renewal Period, the First Renewal Period will be extended for all purposes of this Agreement to include the period ending on the Section 2(c)(ii)(B) End Date unless Buyer notifies Seller in writing on or before the 15th day following Buyer’s receipt of the notice referred to in the first sentence of this Section 2(c)(ii)(B) that the extension will not occur.

(C) Subject to the following sentence of this Section 2(c)(ii)(C), if a KCD Change in Control occurs during the Second Renewal Period Seller may, by written notice delivered to Buyer on or before the 60th day following the effectiveness of the KCD Change in Control, terminate this Agreement. The termination will take effect on the date that is the earlier of (1) the end of the Second Renewal Period and (2) the first anniversary of the date that Seller delivered the written notice to Buyer in accordance with the preceding sentence.

(D) Upon Seller’s exercise of its right to terminate this Agreement in accordance with Section 2(c)(ii)(A) or Section 2(c)(ii)(B) Buyer’s right to extend the Term of this Agreement in accordance with Section 2(b) will immediately terminate.

Execution Copy

(iii) Seller’s Rights to Immediate Termination. Seller may terminate this Agreement effective immediately upon written notice to Buyer in the event that (A) Buyer purports to assign any of its rights or delegate any of its obligations under this Agreement in contravention of Section 22(b), (B) Buyer is unable to pay its debts as they mature or enters into a voluntary suspension of payments or voluntary or involuntary bankruptcy, makes an assignment for the benefit of creditors, has a receiver or trustee appointed for it or for any of its property, or adopts a resolution for winding-up, (C) a SHO Stockholding Change occurs, or (D) Buyer ceases to conduct one or more of its businesses using the “Sears” name.

(iv) Termination in Response to Termination of Another Agreement. Seller or Buyer may terminate this Agreement (whichever Party is entitled to terminate, the “Terminating Party”) effective immediately upon 30-days’ advance written notice to the other Party if (A) the Terminating Party or any of its Affiliates terminates the Separation Agreement in accordance with its terms as a result of a material breach of, or a material default by, the other Party or its Affiliates of their obligations in the Separation Agreement, (B) the Terminating Party or any of its Affiliates terminates a License Agreement in accordance with its terms as a result of a material breach of, or a material default by, the other Party or its Affiliates of their obligations in the License Agreement, or (C) the Terminating Party or any of its Affiliates terminates the SYW Agreement in accordance with its terms as a result of a material breach of, or a material default by, the other Party or its Affiliates of their obligations in the SYW Agreement. “License Agreement” means each of the following, each dated August 8, 2012: the Store License Agreement between SAHS and SRC; the Store License Agreement between Outlet Co. and SRC; the Store License Agreement between Sears Home Appliance Showrooms, LLC and SRC; and the Trademark License Agreement between SHO and SRC. “SYW Agreement” means the Shop Your Way Rewards Retail Establishment Agreement dated August 8, 2012 between SHMC and SHO.

(d) Seller’s Right to Terminate Its Section 3 Obligations. Seller may not exercise its rights in this Section 2(d) if Seller or any of its Affiliates has failed to comply with any of its material obligations in this Agreement and the failure is continuing.

(i) Subject to the following sentences of this Section 2(d)(i), if a KCD Mark Acquisition occurs during the Initial Term Seller may, by written notice delivered to Buyer on or before the 60th day following the effectiveness of the KCD Mark Acquisition, terminate Seller’s obligations in Section 3 to sell all KCD-Branded Products that are branded with a KCD Mark that is the subject of the KCD Mark Acquisition. The termination will take effect on the date that is the first anniversary (the “Section 2(d)(i) End Date”) of the date that Seller delivered the written notice to Buyer in accordance with the preceding sentence. If the Section 2(d)(i) End Date is a date that is later than sixty-six months after the Effective Date, the Initial Term will be extended for all purposes of this Agreement to include the period ending on the Section 2(d)(i) End Date unless Buyer notifies Seller in writing on or before the 15th day following Buyer’s receipt of the notice referred to in the first sentence of this Section 2(d)(i) that the extension will not occur.

(ii) Subject to the following sentences of this Section 2(d)(ii), if a KCD Mark Acquisition occurs during the First Renewal Period Seller may, by written notice delivered to Buyer on or before the 60th day following the effectiveness of the KCD Mark Acquisition, terminate Seller’s obligations in Section 3 to sell all KCD-Branded Products that are branded with a KCD Mark that is the subject of the KCD Mark Acquisition. The termination will take effect on the date that is the first anniversary (the “Section 2(d)(ii) End Date”) of the date that Seller delivered the written notice to Buyer in accordance with the preceding sentence. If the Section 2(d)(ii) End Date is a date that is later than three years after the beginning of the First Renewal Period, the First Renewal Period will be extended for all purposes of this Agreement to include the period ending on the Section 2(d)(ii) End Date unless Buyer notifies Seller in writing on or before the 15th day following Buyer’s receipt of the notice referred to in the first sentence of this Section 2(d)(ii) that the extension will not occur.

Execution Copy

(iii) Subject to the following sentence of this Section 2(d)(iii), if a KCD Mark Acquisition occurs during the Second Renewal Period Seller may, by written notice delivered to Buyer on or before the 60th day following the effectiveness of the KCD Mark Acquisition, terminate Seller’s obligations in Section 3 to sell all KCD-Branded Products that are branded with a KCD Mark that is the subject of the KCD Mark Acquisition. The termination will take effect on the date that is the earlier of (A) the end of the Second Renewal Period and (B) the first anniversary of the date that Seller delivered the written notice to Buyer in accordance with the preceding sentence.

(iv) When a termination in accordance with this Section 2(d) takes effect Buyer’s renewal rights in Section 2(b) will immediately terminate with respect to all KCD-Branded Products that are branded with the KCD Mark or KCD Marks that are the subject of the KCD Mark Acquisition.

(e) Seller’s Termination Rights on Appendix 5(a). Seller has termination rights that are specified on Appendix 5(a).

(f) Buyer’s Transition and Sell-Off Rights. Subject to the next sentence, upon termination of this Agreement for any reason or upon expiration of this Agreement Seller will provide Buyer with all reasonable transition services (“Transition Assistance”) for a period beginning on the date of termination or expiration and ending on or before the 180th day after thereafter (the “Transition Period”). This Section 2(f) is not applicable if a termination of this Agreement occurs in accordance with Section 2(c)(i), Section 2(c)(ii), Section 2(c)(iii), or Section 2(d). The Transition Assistance will include enabling Buyer to transition from the Products to the products of another provider and will include Seller’s continued sale of Products, and continued provision of services that are necessary to implement the continued sale of Products (including all services to be provided by Seller that are described on Appendix 6), to Buyer in accordance with the terms and conditions of this Agreement to the extent necessary for an orderly transition. During the Transition Period (i) the HTS Invoice Prices, the Outlet Invoice Prices, and Royalties will be the HTS Invoice Prices, the Outlet Invoice Prices, and the Royalties, respectively, in effect immediately prior to the termination or expiration of this Agreement and (ii) the prices for services provided by Seller to Buyer in accordance with this Agreement will be the prices for the services in effect immediately prior to the termination or expiration of this Agreement. For all other Transition Assistance, Seller will not charge Buyer fees that exceed Seller’s then-standard rates (taking into account the average discount Seller provides to comparable wholesale or licensee customers). During the Transition Period Seller and Buyer will perform all of the terms and conditions of this Agreement to be performed and observed by each of them as if this Agreement were in full force and effect during the Transition Period. During the Transition Period and thereafter Buyer will use commercially reasonable efforts to sell off all of the Products in Buyer’s inventory in accordance with the terms of this Agreement.

3. HTS PRODUCTS.

(a) Seller’s Obligation to Sell. Subject to the other sentences of this Section 3(a), subject to Sections 2(c), 2(d), and 2(e), and in accordance with Section 6, Buyer may purchase from Seller, and Seller will sell to Buyer, all of the products that Seller from time to time purchases from Vendors that are included in the product categories listed on Appendix 3(a) (the product categories together the “HTS Product Categories” and the products together the “HTS Products”) other than Customer-Specific Products and Non-Retail Products. A “Customer-Specific Product” is a product that Seller sells to a customer that is a reseller (other than Buyer and Seller’s Retail Businesses) and the product includes branding, trade dress, or significant features that are unique to the customer. A “Non-Retail Product” is a product that Seller does not sell to end-user consumers. “Seller’s Retail Businesses” means all retail

Execution Copy

businesses operated by Seller and its Affiliates including Sears stores and Kmart stores and including Sears.com, Kmart.com, and all other retail businesses operated by Digital Methods. Buyer acknowledges that Seller’s obligations to sell the HTS Products to Buyer in accordance with this Agreement may be subject to Seller’s Vendors agreeing to sell the HTS Products to Seller for resale to Buyer on commercially reasonable terms and conditions, over which Seller may have little or no control. Subject to Section 3(b), Seller will take all commercially reasonable actions necessary to acquire HTS Products for sale to Buyer at the best prices to Seller or its Affiliates available from Vendors. Seller will (i) not refuse or otherwise cease to sell to Buyer any HTS Product that is available for purchase on commercially reasonable terms from a Vendor except on 12-months’ prior written notice to Buyer, and (ii) promptly notify Buyer if a Vendor discontinues an HTS Product.

(b) Invoice Prices for HTS Products. The invoice prices for the HTS Products that Seller will sell to Buyer are described on Appendix 3(b) (the “HTS Invoice Prices”). The HTS Invoice Price of each HTS Product will include (and will not be charged additionally to Buyer) all costs of manufacturing and delivering the Products to the FOB Point, including (i) all duties and taxes (including excise and withholding taxes) payable in any country where production or delivery takes place, (ii) all commissions to selling agents, and (iii) other incidental charges. Seller’s invoices will itemize for Buyer each 3(b) Amount described on Appendix 3(b) to the extent Seller’s systems permits itemization. If after the Effective Date there is imposed a U.S. value-added tax that is applicable to the HTS Products Seller and Buyer will negotiate in Good Faith an amendment to this Agreement the terms of which would adjust the HTS Invoice Prices to reflect the imposition of the tax.

(c) Vendor Charges. With respect to HTS Products sold to Buyer in accordance with this Agreement, Seller may charge back to Buyer all price adjustments, charges, and penalties that Seller is obligated to pay to its Vendors that occur to the extent due to the direct result of Buyer’s act or omission, including failure to comply with Vendor policies.

(d) Retail Pricing. Buyer will determine advertised prices, promotional prices, and retail prices for all HTS Products in Buyer’s sole discretion. Any agreement or understanding to the contrary is unauthorized, in conflict with Buyer’s and Seller’s policies, and a violation of the terms and conditions of this Agreement. Buyer is aware that Seller’s Vendors from time to time adopt minimum advertised price policies (“MAP”) and unilateral pricing policies (“UPP”) that may apply to Seller and its sale of HTS Products to Buyer in accordance with the terms and conditions of this Agreement. Buyer is also aware that the failure to comply with a Vendor’s MAP or UPP could result in the Vendor’s imposition of financial penalties on Seller and the Vendor’s refusal to sell one or more HTS Products to Seller, which ultimately could result in Seller’s inability to sell one or more HTS Products to Buyer in accordance with the terms and conditions of this Agreement. Buyer is also aware that Seller could seek to implement its own MAP and UPP with respect to HTS Products.

(e) HTS Product Quality, Availability, and Packaging. Subject to Section 3(a), all HTS Products that are sold by Seller or its Affiliates to other customers (including Seller’s Retail Businesses) will be identical in all respects, to the HTS Products sold by Seller or its Affiliates to Buyer except for required changes to packaging and labeling that are required by Applicable Law or for which Buyer bears the entire cost. Seller will use commercially reasonable efforts to include in HTS Products available to Buyer all new products and product innovations that Seller purchases from Vendors so that Buyer will have the opportunity to offer HTS Products that are as compelling to Buyer’s end-user consumers as Seller’s comparable product offerings in its full line stores. Seller will obtain Buyer’s prior written approval for all initial HTS Product packaging specifications and graphic designs and for all changes to them.

Execution Copy

(f) Location-Specific Products. Buyer may sell each Location-Specific Product only in accordance with Seller’s requirements as to where the Location-Specific Product may be sold. A “Location-Specific Product” is an HTS Product, other than a Customer-Specific Product and a Non-Retail Product, that Seller sells to resellers (including Seller’s Retail Businesses) and as to which Seller requires all of the resellers to resell only at “bricks and mortar” physical locations or by Digital Methods.

4. OUTLET PRODUCTS.

(a) Section 4 Definitions

(i) “DRM” means all distressed and refurbished merchandise that from time to time comes into the possession of Seller or one or more of its Affiliates (other than Lands’ End) and that is included in a DRM Merchandise Category.

(ii) “DRM Merchandise Category” means each of the consumer electronics, home appliances, lawn and garden, mattresses, sporting goods, and tools Product categories.

(iii) “MOS” means marked-out-of stock merchandise described on Appendix 4(c)(ii) that from time to time comes into the possession of Seller or one or more of its Affiliates.

(iv) “Right of First Offer” means the obligation of Seller to negotiate in Good Faith with Buyer for 20 business days regarding the price and other material terms and conditions on which Seller would be willing to sell DRM or MOS to Buyer.

(v) “Right of First Refusal” means Buyer’s exclusive right (but not the obligation) to purchase DRM or MOS from Seller for the price and on the other material terms and conditions specified in this Section 4.

(b) DRM.

(i) Selling and Buying DRM. Subject to the following subsections of this Section 4(b) and to Section 6, during the Initial Term Seller will sell, and Buyer will purchase, all DRM at the prices listed on Appendix 4(b)(i). Merchandise that is deemed to be DRM for purposes of this Agreement will be determined consistent with the mutual understandings of Seller and Buyer in effect immediately prior to the Effective Date.

(ii) 175% Limit on Buyer’s DRM Purchase Obligation.

(A) Subject to the next sentence, during each rolling twelve-month period that begins during the Initial Term (each a “DRM Measurement Period”), Buyer will not be obligated to purchase from Seller more than 175% of the amount of DRM that Buyer purchased from Seller during the 12-month period that immediately preceded the then-current DRM Measurement Period (the “DRM 175% Limit”). Buyer’s purchases of DRM Excess in accordance with Section 4(b)(ii)(B), purchases of Offered DRM in accordance with Section 4(b)(iii)(A), and purchases of DRM in accordance with Section 4(b)(iv) will be excluded from Buyer’s purchases of DRM for the purpose of determining Buyer’s purchases of DRM in excess of the DRM 175% Limit. With respect to the first DRM Measurement Period, which will end on the last day of the fiscal month in which the first anniversary of the Effective Date occurs, and for each of the next eleven consecutive DRM Measurement Periods (each ending on the last day of a fiscal month), the purchase volumes for the applicable number of months immediately preceding the Effective Date will be used to determine Buyer’s rights in accordance with the first sentence of this Section 4(b)(ii)(A). The amount of DRM in excess of the DRM 175% Limit is referred to

Execution Copy

as the “DRM Excess.” Buyer will notify Seller in writing with respect to each exercise by Buyer of its rights not to purchase the DRM Excess in accordance with this Section 4(b)(ii)(A) (each a “DRM 175% Notice”). Buyer will deliver the DRM 175% Notice within 10 days after the date Buyer’s purchases during a DRM Measurement Period equal or would first exceed the DRM 175% Limit.

(B) Seller will obtain a bona fide offer from an unrelated third party to purchase all, and not less than all, of the DRM Excess (the “DRM Third-Party Offer”), with the unrelated third-party’s obligation to begin purchasing the DRM Excess to occur not later than the 20th day following Buyer’s delivery of the DRM 175% Notice (the “DRM Excess Purchase Start Date”). Seller will notify Buyer of the price and the other material terms of the DRM Third-Party Offer (including the frequency of purchases of the DRM Excess) not later than the 15th day prior to the DRM Excess Purchase Start Date. Buyer will have a Right of First Refusal (the “DRM Excess Right of First Refusal”) to purchase all, and not less than all, of the DRM Excess at a price equal to the price specified in the DRM Third-Party Offer (the “DRM Excess Price”). To exercise the Right of First Refusal Buyer must (1) notify Seller not later than the 10th day prior to the DRM Excess Purchase Start Date that Buyer will exercise the DRM Excess Right of First Refusal and (2) begin paying the DRM Excess Price, and begin purchasing the DRM Excess, on the DRM Excess Purchase Start Date. If Buyer does not exercise the DRM Excess Right of First Refusal in accordance with this Section 4(b)(ii)(B) Seller will be free to sell all, and not less than all, of the DRM Excess to the unrelated third party at a price no less than the DRM Excess Price in accordance with a binding agreement between Seller and the unrelated third party. If Seller does not enter into a binding agreement with the unrelated third party in accordance with the preceding sentence with respect to the DRM Excess or ceases to sell the DRM Excess to the unrelated third party, Buyer will have a Right of First Offer with respect to the DRM Excess.

(iii) Termination of DRM Selling/Buying obligations. The obligation of Seller to sell and of Buyer to purchase DRM in a DRM Merchandise Category in accordance with Section 4(b)(i) will end on the 111th day following the third anniversary or the fourth anniversary of the Effective Date, whichever is applicable (the 111th day, the “End Date”), but only if the following two conditions are satisfied:

(A) Seller, not earlier than the 60th day and not later than the 90th day following the third anniversary or the fourth anniversary of the Effective Date, as the case may be, offers by a written notice delivered to Buyer (the date the notice is delivered, the “Offered DRM Notice Date”) a Right of First Refusal (the “Offered DRM Right of First Refusal”) to purchase all identified items comprising one or more of the DRM Merchandise Categories as of the Offered DRM Notice Date (the “Offered DRM”) for the price and on the other material terms and conditions (including completing the purchase not earlier than 10 days after, and not later than 15 days after, the Offered DRM Notice Date) specified in a bona fide offer to Seller from an unrelated third party for the entire Offered DRM (and the offer has not been withdrawn) (the “Offered DRM Third-Party Offer”) and

(B) Buyer fails to exercise the Offered DRM Right of First Refusal by (1) delivering written notice to Seller on or before the 5th day following the Offered DRM Notice Date of Seller’s intention to purchase the Offered DRM on the same terms and conditions as the terms and conditions of the Offered DRM Third-Party Offer, and (2) completing the purchase of the entire Offered DRM on the same terms and conditions as the terms and conditions of the Offered DRM Third-Party Offer.

(iv) Failure to Exercise Offered DRM Right of First Refusal. If Buyer fails to exercise in accordance with Section 4(b)(iii)(A) the Offered DRM Right of First Refusal, Seller will be free to sell all, and not less than all, of the entire Offered DRM to one unrelated third party upon the terms and conditions of the Offered DRM Third-Party Offer. If Seller does not sell all, and not less than all, of

Execution Copy

the Offered DRM to one unrelated third party upon the terms and conditions of the Offered DRM Third-Party Offer, Buyer will have (A) a Right of First Offer with respect to the Offered DRM, and (B) a continuing Right of First Offer with respect to all additional DRM available in the future that was in the same DRM Merchandise Category as the Offered DRM.

(c) MOS.

(i) Selling and Buying MOS. Subject to the following subsections of this Section 4(c) and to Section 6, during the Initial Term Seller will sell, and Buyer will purchase, all MOS. Merchandise that is deemed to be MOS for purposes of this Agreement will be determined consistent with the mutual understandings of Seller and Buyer in effect immediately prior to the Effective Date.

(ii) MOS Invoice Prices; Negotiated Price Changes. The invoice prices for MOS for the first three 12-month periods during the Initial Term are reflected on Appendix 4(c)(ii). At the end of the third 12-month period of the Initial Term and the end of the fourth 12-month period of the Initial Term, Seller and Buyer will negotiate in Good Faith the invoices prices for MOS for the fourth 12-month period and the final 18-month period of the Initial Term. If the required negotiations at the end of the third 12-month period and the end of the fourth 12-month period of the Initial Term result in agreed-upon invoice prices for all categories of MOS for the fourth 12-month period and the final 18-month period of the Initial Term, as the case may be, those prices will become the invoice prices for all categories of MOS effective for the entire fourth 12-month period and the entire final 18-month period, as the case may be.

(iii) Price Changes Not Negotiated; Selling/Buying Obligations End. If Seller and Buyer are unable at the end of the third 12-month period of the Initial Term to negotiate an invoice price for one or more categories of MOS, then for the remainder of the Initial Term (i) Seller’s obligations to sell, and Buyer’s obligations to purchase, MOS in these categories in accordance with Section 4(c)(i) will end, and (ii) Seller will give Buyer a continuing Right of First Offer with respect to all MOS in these categories. If the required negotiations at the end of the third 12-month period result in agreed-upon invoice prices for all categories of MOS for the fourth 12-month period but Seller and Buyer are unable at the end of the fourth 12-month period to negotiate an invoice price for one of more categories of MOS for the final 18-month period of the Initial Term, then for the remainder of the Initial Term (y) Seller’s obligations to sell, and Buyer’s obligations to purchase, MOS in these categories in accordance with Section 4(c)(i) will end, and (z) Seller will give Buyer a continuing Right of First Offer with respect to all MOS in these categories.

(iv) 175% Limit on Buyer’s MOS (Non-Apparel) Purchase Obligation.

(A) Subject to the next sentence, during each rolling twelve-month period that begins during the Initial Term (each a “MOS (Non-Apparel) Measurement Period”), Buyer will not be obligated to purchase from Seller more than 175% of the amount of MOS (Non-Apparel) that Buyer purchased from Seller during the 12-month period that immediately preceded the then-current MOS (Non-Apparel) Measurement Period (the “MOS (Non-Apparel) 175% Limit”). Buyer’s purchases of MOS (Non-Apparel) in accordance with a MOS Right of First Offer and purchases of MOS (Non-Apparel) Excess in accordance with Section 4(c)(iv)(B) will be excluded from Buyer’s purchases of MOS (Non-Apparel) for the purpose of determining Buyer’s purchases of MOS (Non-Apparel) in excess of the MOS (Non-Apparel) 175% Limit. With respect to the first MOS (Non-Apparel) Measurement Period, which will end on the last day of the fiscal month in which the first anniversary of the Effective Date occurs, and for each of the next eleven consecutive MOS (Non-Apparel) Measurement Periods (each ending on the last day of a fiscal month), the purchase volumes for the applicable number of months immediately preceding the Effective Date will be used to determine Buyer’s rights in accordance with the first sentence of this Section 4(c)(iv)(A). The amount of MOS (Non-Apparel) in excess of the MOS (Non-Apparel)

Execution Copy

175% Limit is referred to as the “MOS (Non-Apparel) Excess.” Buyer will notify Seller in writing with respect to each exercise by Buyer of its rights not to purchase the MOS (Non-Apparel) Excess in accordance with this Section 4(c)(iv)(A) (each a “MOS (Non-Apparel) 175% Notice”). Buyer will deliver the MOS (Non-Apparel) 175% Notice within 10 days after the date Buyer’s purchases during a MOS (Non-Apparel) Measurement Period equal or would first exceed the MOS (Non-Apparel) 175% Limit.

(B) Seller will obtain a bona fide offer from an unrelated third party to purchase all, and not less than all, of the MOS (Non-Apparel) Excess (the “MOS (Non-Apparel) Third-Party Offer”), with the unrelated third-party’s obligation to begin purchasing the MOS (Non-Apparel) Excess to occur not later than the 20th day following Buyer’s delivery of the MOS (Non-Apparel) 175% Notice (the “MOS (Non-Apparel) Excess Purchase Start Date”). Seller will notify Buyer of the price and the other material terms of the MOS (Non-Apparel) Third-Party Offer (including the frequency of purchases of the MOS (Non-Apparel) Excess) not later than the 15th day prior to the MOS (Non-Apparel) Excess Purchase Start Date. Buyer will have a Right of First Refusal (the “MOS (Non-Apparel) Excess Right of First Refusal”) to purchase all, and not less than all, of the MOS (Non-Apparel) Excess at a price equal to the price specified in the MOS (Non-Apparel) Third-Party Offer (the “MOS (Non-Apparel) Excess Price”). To exercise the Right of First Refusal Buyer must (1) notify Seller not later than the 10th day prior to the MOS (Non-Apparel) Excess Purchase Start Date that Buyer will exercise the MOS (Non-Apparel) Excess Right of First Refusal and (2) begin paying the MOS (Non-Apparel) Excess Price, and begin purchasing the MOS (Non-Apparel) Excess, on the MOS (Non-Apparel) Excess Purchase Start Date. If Buyer does not exercise the MOS (Non-Apparel) Excess Right of First Refusal in accordance with this Section 4(c)(iv)(B) Seller will be free to sell all, and not less than all, of the MOS (Non-Apparel) Excess to the unrelated third party at a price no less than the MOS (Non-Apparel) Excess Price in accordance with a binding agreement between Seller and the unrelated third party. If Seller does not enter into a binding agreement with the unrelated third party in accordance with the preceding sentence with respect to the MOS (Non-Apparel) Excess or ceases to sell the MOS (Non-Apparel) Excess to the unrelated third party, Buyer will have a Right of First Offer with respect to the MOS (Non-Apparel) Excess.

(v) 175% Limit on Buyer’s MOS (Apparel) Purchase Obligation.

(A) Subject to the next sentence, during each twelve-month period that begins during the Initial Term and includes Seller’s Fall-Winter mark-out period and Seller’s Spring-Summer mark-out period (each a “MOS (Apparel) Measurement Period”), Buyer will not be obligated to purchase from Seller more than 175% of the amount of MOS (Apparel) that Buyer purchased from Seller during the 12-month period that immediately preceded the then-current MOS (Apparel) Measurement Period (the “MOS (Apparel) 175% Limit”). Buyer’s purchases of MOS (Apparel) in accordance with a MOS Right of First Refusal and purchases of MOS (Apparel) Excess in accordance with Section 4(c)(v)(B) will be excluded from Buyer’s purchases of MOS (Apparel) for the purpose of determining Buyer’s purchases of MOS (Apparel) in excess of the MOS (Apparel) 175% Limit. The first MOS (Apparel) Measurement Period will include Seller’s 2012 Fall-Winter mark-out period and Seller’s 2013 Spring-Summer mark-out period and the purchase volumes for the 12-month period that included Seller’s 2011 Fall-Winter mark-out Period and Seller’s 2012 Spring-Summer mark-out Period will be used to determine Buyer’s rights in accordance with the first sentence of this Section 4(c)(v)(A). The amount of MOS (Apparel) in excess of the MOS (Apparel) 175% Limit is referred to as the “MOS (Apparel) Excess.” Buyer will notify Seller in writing with respect to each exercise by Buyer of its rights not to purchase the MOS (Apparel) Excess in accordance with this Section 4(c)(v)(A) (each a “MOS (Apparel) 175% Notice”). Buyer will deliver the MOS (Apparel) 175% Notice within 10 days after the date Buyer’s purchases during a MOS (Apparel) Measurement Period equal or would first exceed the MOS (Apparel) 175% Limit.

Execution Copy

(B) Seller will obtain a bona fide offer from an unrelated third party to purchase all, and not less than all, of the MOS (Apparel) Excess (the “MOS (Apparel) Third-Party Offer”), with the unrelated third party’s obligation to begin purchasing the MOS (Apparel) Excess to occur not later than the 20th day following Buyer’s delivery of the MOS (Apparel) 175% Notice (the “MOS (Apparel) Excess Purchase Start Date”). Seller will notify Buyer of the price and the other material terms of the MOS (Apparel) Third-Party Offer (including the frequency of purchases of the MOS (Apparel) Excess) not later than the 15th day prior to the MOS (Apparel) Excess Purchase Start Date. Buyer will have a Right of First Refusal (the “MOS (Apparel) Excess Right of First Refusal”) to purchase all, and not less than all, of the MOS (Apparel) Excess at a price equal to the price specified in the MOS (Apparel) Third-Party Offer (the “MOS (Apparel) Excess Price”). To exercise the Right of First Refusal Buyer must (1) notify Seller not later than the 10th day prior to the MOS (Apparel) Excess Purchase Start Date that Buyer will exercise the MOS (Apparel) Excess Right of First Refusal and (2) begin paying the MOS (Apparel) Excess Price, and begin purchasing the MOS (Apparel) Excess, on the MOS (Apparel) Excess Purchase Start Date. If Buyer does not exercise the MOS (Non-Apparel) Excess Right of First Refusal in accordance with this Section 4(c)(v)(B) Seller will be free to sell all, and not less than all, of the MOS (Apparel) Excess to the unrelated third party at a price no less than the MOS (Apparel) Excess Price in accordance with a binding agreement between Seller and the unrelated third party. If Seller does not enter into a binding agreement with the unrelated third party in accordance with the preceding sentence with respect to the MOS (Apparel) Excess or ceases to sell the MOS (Apparel) Excess to the unrelated third party, Buyer will have a Right of First Offer with respect to the MOS (Apparel) Excess.

(d) Right of First Offer for Additional Categories. Buyer will have a continuing Right of First Offer to purchase all of Seller’s (i) discontinued and obsolete products, (ii) overstock products and home goods and furniture that were new and still in original packaging, (iii) distressed, refurbished, discontinued, and obsolete home goods and furniture, and (iv) marked-out-of-stock footwear, except that Buyer’s rights in this Section 4(d) do not apply to Non-Retail Products.

(e) Seller’s Compliance with Rights of First Offer; Termination. Seller may comply with its obligations with respect to each Right of First Offer provided in this Section 4 by notifying Buyer once during each calendar quarter as to the DRM or MOS, as the case may be, that is subject to the Right of First Offer. If with respect to a Right of First Offer Buyer fails during any 12-month period to engage in Good Faith negotiations for 50% or more of Seller’s notifications in the preceding sentence for the Right of First Offer, Seller’s obligations, and Buyer’s rights, with respect to the Right of First Offer will terminate.

(f) Retail Pricing. Buyer will determine advertised prices, promotional prices, and retail prices for DRM, MOS, and all other Products acquired from Seller in accordance with this Section 4 (together, “Outlet Products”) in Buyer’s sole discretion. Any agreement or understanding to the contrary is unauthorized, in conflict with Buyer’s and Seller’s policies, and a violation of the terms and conditions of this Agreement.

(g) Invoice Prices for Outlet Products. The invoice prices for the Outlet Products that Seller will sell to Buyer in accordance with this Section 4 (the “Outlet Invoice Prices”) will include (and will not be charged additionally to Buyer) all costs of manufacturing and delivering the Outlet Products to the FOB Point, including (i) all duties and taxes (including excise and withholding taxes) payable in any country where production or delivery takes place, (ii) all commissions to selling agents, and (iii) other incidental charges. If after the Effective Date there is imposed a U.S. value-added tax that is applicable to the Outlet Products Seller and Buyer will negotiate in Good Faith an amendment to this Agreement the terms of which would adjust the Outlet Invoice Prices to reflect the imposition of the tax. Buyer will have 20 days (30 days with respect to washers) from Buyer’s receipt to return to Seller Outlet Products that are

Execution Copy

not saleable. If with respect to an Outlet Product Buyer does not notify Seller in accordance with the preceding sentence that the Outlet Product is not saleable, Buyer’s purchase of the Outlet Product will be final.

(h) Outlet Product Restrictions. Buyer acknowledges that Seller’s obligations to sell the Outlet Products to Buyer in accordance with this Agreement may be subject to Seller’s Vendors agreeing to permit Seller to sell the Outlet Products to Buyer for resale in accordance with this Section 4, over which Seller may have little or no control. Seller will take all commercially reasonable actions necessary to be able to sell the Outlet Products to Buyer in accordance with this Section 4. If Seller has entered into an agreement with a Vendor in effect immediately prior to the Effective Date and the agreement requires Seller to return Outlet Products to the Vendor (a “Return-Requirement Agreement”), or a Return-Requirement Agreement is extended or renewed on or after the Effective Date on substantially the same terms and conditions as its predecessor agreement, the provisions of the extended or renewed agreement will prevail over the provisions of this Section 4(h). Subject to the next sentence, if on or after the Effective Date Seller in Good Faith enters into an agreement with a Vendor that would require Seller to return an Outlet Product to the Vendor and the price that the Vendor of the Outlet Product would be obligated to pay to Seller would be greater than the Outlet Invoice Price that Buyer would be obligated to pay to Seller for the Outlet Product (the “Vendor’s RTV Payment”), Seller may return the Outlet Product to the Vendor (in exchange for the Vendor’s RTV Payment) rather than selling the Outlet Product to Seller in accordance with Section 4(b). Seller will not give the Vendor a financial or other benefit (including agreeing to pay the Vendor a higher purchase price for Seller’s purchase of the Outlet Product from the Vendor), or give the Vendor Seller’s commitment or obligation, directly or indirectly in exchange for, or as an inducement to the Vendor to pay, the Vendor’s RTV Payment.

5. ROYALTIES.

(a) Quarterly Royalty Reports; Royalties Payable. Within 15 days following the end of each of Buyer’s fiscal quarters during the Term and during any sell-off period in accordance with Section 2(f), Buyer will submit to Seller a true and correct report for the fiscal quarter of Gross Sales, Net Sales, and Royalties for each KCD-Branded Product sold by Buyer to a customer during the fiscal quarter (each a “Royalty Report”). “Gross Sales” means the total amount of specified merchandise sold, other than among a Party and its Affiliates, without deduction of any kind (including deductions for separately invoiced freight and insurance, bad debts, and uncollectible accounts). “Net Sales” means Gross Sales less all returns of the specified merchandise and all adjustments to resolve customer complaints and without any other deduction (including deductions for cash discounts, freight discounts, advertising discounts, and uncollectable amounts). “Royalties” for a Buyer fiscal quarter means the royalties payable by Buyer with respect to its Net Sales of each category of KCD-Branded Products at the Royalty Rates specified on Appendix 5(a), less the Kenmore Royalty Credit for the fiscal quarter determined as specified on Appendix 5(a) but subject to Section 5(c) and Section 5(d). Buyer will pay Royalties at the times specified in Section 7(b). Buyer will include with each Royalty Report a certificate from a Senior Vice President of Buyer certifying, to the Senior Vice President’s best knowledge after due inquiry, (i) that the contents of the Royalty Report are true and correct in all material respects and (ii) whether during the fiscal quarter Buyer complied with Section 5(c) and Section 5(d).

(b) Adjustments. If Buyer or Seller discovers any inconsistencies or mistakes in a Royalty Report, Buyer will deliver an updated Royalty Report within 30 days of such discovery rectifying the inconsistencies or mistakes and, if Royalties have been under-reported, Buyer will, with delivery of the updated Royalty Report, simultaneously tender the under-paid Royalties to Seller. If Buyer has over paid Royalties, Buyer will identify the amount of the overpayment in its updated Royalty Report and Seller will credit the amount of the overpayment against amounts due in subsequent payment periods after Seller has confirmed that a credit is due.

Execution Copy

(c) Featuring Kenmore-Branded Product. Subject to the next sentence, to be eligible for the Kenmore Royalty Credit for a Buyer fiscal quarter Buyer will during the fiscal quarter (i) use commercially reasonable efforts to feature Products sold under the Kenmore Mark (“Kenmore-Branded Products”) in all pre-prints and free-standing inserts created by Buyer for the Sears Hometown Store, Sears Home Appliance Showroom, and Sears Hardware Store formats, and (ii) use commercially reasonable efforts to feature Kenmore-Branded Products on the cover of all preprints created by Buyer in the Sears Hometown Store and Sears Home Appliance Showroom formats. In no event during the Buyer fiscal quarter will Buyer feature Kenmore-Branded Products (x) in less than 95% of all pre-prints and free-standing inserts created by Buyer for the Sears Hometown Store, Sears Home Appliance Showroom, and Sears Hardware Store formats, (y) on the cover of less than 95% of all preprints created by Buyer for the Sears Hometown Store and Sears Home Appliance Showroom formats, and (z) on the cover of less than 50% of the preprints created by Buyer for the Sears Hardware Store formats.

(d) Minimum Commission. To be eligible for the Kenmore Royalty Credit for a Buyer fiscal quarter Buyer will during the fiscal quarter pay the Franchisees and the owners of the Sears Hometown Stores the Average Aggregate Minimum Commission Rate specified on Appendix 5(d) on sales of Kenmore-Branded Products.

(e) Record Retention; Audit Rights. Buyer will keep and preserve accurate records of each transaction relating to Buyer’s calculations of Royalties, Kenmore Royalty Credit, and Average Aggregate Minimum Commission for the longer of (i) the minimum period required by Applicable Law, and (ii) two years following the applicable transaction. Upon Seller’s reasonable request Buyer will provide Seller with information that will enable Seller to confirm Buyer’s calculations of Royalties, Kenmore Royalty Credit, and Average Aggregate Minimum Commission. Seller, with reasonable notice to Buyer, may during normal business hours conduct audits of the books and records of Buyer to confirm Buyer’s calculations of Royalties, Kenmore Royalty Credit, and Average Aggregate Minimum Commission (each an “Audit”). Subject to the next sentence, Audits may occur no more than twice per calendar year and may be conducted by Seller’s employees, by Seller’s authorized agents, or by a combination of the two, in each case only if each person participating in an Audit agrees to treat all information with respect to the Audit as confidential in accordance with Section 13(b). If an Audit or other information demonstrates that Buyer under-reported a Royalty or over-reported a Kenmore Royalty Credit by more than 5% with respect to two or more Buyer fiscal months, or Buyer fiscal quarters, as the case may be, Seller has the right to conduct Audits on a quarterly basis until such time as Buyer has properly reported Royalties and Kenmore Royalty Credits for three consecutive Audits, after which time Seller’s rights in accordance with this Section 5(e) will revert to conducting Audits no more than twice per calendar year. Seller will pay for all Audits but if an Audit shows a 5% or greater discrepancy in the amount of the Royalty or Kenmore Royalty Credit calculated by Buyer for a Buyer fiscal month or Buyer fiscal quarter, as the case may be, then Buyer will pay for that Audit and all subsequent Audits for a period of one year.

6. INVENTORY MANAGEMENT POLICES AND PROCESSES; DELIVERY TERMS. With respect to Seller’s obligations in Section 3(a) and Section 4, Buyer and Seller will comply with the Inventory Management Policies and Processes specified on Appendix 6 (the “Inventory Policies and Processes”). Seller will deliver all Products to the applicable FOB Point in accordance with the Inventory Policies and Processes. With respect to each Product, Seller will have title to, and risk of loss for, the Product until Seller delivers the Product to the FOB Point in accordance with this Section 6, at which time Seller’s title and risk of loss will terminate.

Execution Copy

7. PAYMENT TERMS FOR INVOICE PRICES AND ROYALTIES.

(a) Invoice Prices for Products. Seller will invoice Buyer for Products sold to Buyer no earlier than the date the invoiced Products are delivered to the FOB Point. “FOB Point” means a Sears Hometown Store, a Sears Hardware Store, a Sears Outlet Store, a store operated by a Franchisee, the residence of a customer of any of these stores, or a distribution facility to which a Product is delivered in accordance with Buyer’s instructions. Not later than the Payment Due Date specified on Appendix 7(a), Buyer will pay for the undisputed portion of each invoice and notify Seller of any disputed amount and the reason for the dispute.

(b) Royalties. During the period that Buyer’s Stores use Seller’s point-of-sale system (the “POS”) to record all sales of Products, Buyer will pay to Seller the Royalty due, as determined by the POS, for each of Buyer’s fiscal weeks not later than the Payment Due Date specified on Appendix 7(a). If Buyer’s Stores cease to use the POS, Buyer will pay to Seller the Royalty due, as determined from the Royalty Reports in accordance with Section 5, for each Buyer fiscal quarter not later than the Payment Due Date specified on Appendix 7(a).

8. SUBSIDIES AND MARKETING/MERCHANDISING SUPPORT.

(a) Vendor Subsidies. Subject to the next sentences of this Section 8(a), Seller will pay to Buyer the Subsidy Pro Rata Share of each Vendor Subsidy that Seller collects (by actual payment or as a credit against a Seller obligation) with respect to the Product categories sold by Seller to Buyer except to the extent that Seller is prohibited by the terms of a Vendor contract from paying a Subsidy Pro Rata Share to Buyer and except to the extent that a Vendor refuses to pay to Seller a Vendor Subsidy with respect to Seller’s sales of Products to Buyer. Vendor Subsidies received for the following will not be allocated between Seller and Buyer on a Subsidy Pro Rata Share basis: (i) “HotBuys/Door Buster” items will be allocated on an actual specific units sold basis; (ii) training events (such as Home Appliance Roadshow), Hometown Celebration, and Powerama) will be allocated to Buyer to the extent it is incurring the related expense; (iii) new store locations will be allocated to Buyer with respect to the Buyer Store locations for which the Vendor Subsidy is applicable; (iv) Buyer-specific transition merchandise subsidies will be allocated to Buyer only; (v) Seller-specific transition merchandise subsidies will be allocated to Seller only; (vi) Buyer-specific fixture subsidies will be allocated to Buyer only; and (vii) Seller-specific fixture subsidies will be allocated to Seller only. Seller will in Good Faith use commercially reasonable efforts to maximize the Vendor Subsidies and to obtain Vendors’ permission to share all Vendor Subsidies with Buyer in accordance with this Section 8(a). “Subsidy Pro Rata Share” of a Vendor Subsidy paid by the Vendor with respect to, or in connection with, a Product category means a fraction the numerator of which is Buyer’s total fiscal year-to-date sales of Products in the Product category and the denominator of which is Seller’s total fiscal year-to-date sales of Products in the Product category. Seller will calculate Subsidy Pro Rata Share on a fiscal monthly basis and pay the Subsidy Pro Rata Share to Buyer by the 15th day of the next fiscal month. “Vendor Subsidy” means support or assistance payments from Vendors relating to merchandise sold or the Vendor-customer relationship and include (regardless as to how they are entitled) advertising and marketing allowances, brand-building subsidies, display subsidies, electronic efforts subsidies, fixed-percentage subsidies, fixture subsidies, markdown support, new-outlet subsidies, product-return assistance, quality-assurance subsidies, reset subsidies, signage subsidies, transition-support subsidies, volume incentive discounts, and similar Vendor support and assistance.

(b) Product Information Support. Seller agrees to provide to Buyer the following Product promotional and information support:

(i) Marketing and Promotional Materials. Seller will provide to Buyer a reasonable supply of customer literature and other marketing and promotional items for the Products, consistent with past practices and conditioned on the provision of marketing materials to Seller by its Vendors.

Execution Copy

(ii) Electronic Efforts. Seller will support Buyer’s electronic marketing, distribution, logistic, accounting and sales efforts by providing to Buyer in electronic format (or other format reasonably requested by Buyer) such Product descriptions, text, high-resolution Product images (including supplemental feature shots), audio, video and other web content that Seller has prepared for its own use as Buyer reasonably requests from time to time for any website that is owned or controlled by Buyer (including any product specific site or Micro site) or any other Internet-based application relating to the Products. Seller and Buyer will negotiate in Good Faith the appropriate pro rata charges that Buyer would pay for these services.

(c) Other Support. Periodically during the Term, Buyer and Seller will negotiate to determine the level of Seller’s support required to successfully implement Product launches and other promotional initiatives as mutually agreed upon by the Parties to support the sale of the Products. Such support will be determined on a case by case basis in view of competitive conditions in the marketplace and will be documented through a promotional agreement, consistent with past practices and conditioned on the further support of Seller’s Vendors.

9. CUSTOMERS AND TRADE AREAS.

(a) General. Nothing in this Section 9 or elsewhere in this Agreement limits or restricts in any way whatsoever the unrestricted rights of each of Seller and its Affiliates to market or sell Products, other merchandise, or services by Digital Methods or the unrestricted rights of Buyer and its Affiliates to market or sell Products other than Seller-Branded Products, other merchandise, or services by Digital Methods. The rights of Buyer and its Affiliates to sell Seller-Branded Products by Digital Methods are subject to Section 12(a)(iii)(B). In this Section 9 (i) all references to “stores,” “Stores,” and “Showrooms” refer only to “brick and mortar” physical locations, and (ii) all references to “new” and “New” stores, Stores, or Showrooms refer to stores, Stores or Showrooms that first open for business on or after the Effective Date.

(b) Buyer.

(i) HTS Stores. Buyer and its Affiliates may continue to, and may authorize others to continue to, own, license, franchise, and otherwise operate at all times after the Effective Date the Sears Hometown Stores, Sears Home Appliance Showrooms, and Sears Hardware Stores owned, licensed, franchised, or otherwise operated on or before the Effective Date. Buyer and its Affiliates may open, own, license, franchise, and otherwise operate, and may authorize others (except Seller Competitors), to own, license, franchise, and otherwise operate, at all times after the Effective Date new Sears Hometown Stores, new Sears Home Appliance Showrooms, and new Sears Hardware Stores (“New HTS Stores”) without restriction, except that none of Buyer and its Affiliates will, directly or indirectly, open, own, license, franchise, or otherwise operate, or authorize others to operate, a New HTS Store or any other new store in any Metropolitan Statistical Area (as defined by the United States Office of Management and Budget) unless one of the following applies to the New HTS Store or the other new store:

(A) The New HTS Store or other new store is listed on Appendix 9(b)(i)(A);

Execution Copy

(B) The New HTS Store or other new store is at least eight miles (using the most logical driving route) from all existing Seller-owned or operated stores branded with the name “Sears” (“Sears Stores”),

(C) The New HTS Store or other new store is between five miles and eight miles (using the most logical driving route) from all existing Sears Stores and Buyer and Seller agree in writing that Buyer will pay Seller annually 30% of the New HTS Store’s or other new store’s annual EBITDA, if any, for the first five of Buyer’s fiscal years that the New HTS Store or other new store is open for business, or

(D) The New HTS Store or other new store distributes products primarily on a rent-to-own basis.

(ii) Sears Outlet Stores. Buyer and its Affiliates may continue to own and operate all Sears Outlet Stores owned and operated on the Effective Date without restriction. Buyer may open, own, and operate after the Effective Date new Sears Outlet Stores without restriction.

(c) Seller.

(i) Existing Stores and New Stores. Seller and its Affiliates may continue to, and may authorize others to continue to, own and operate after the Effective Date all stores owned and operated by them on the Effective Date. Subject to the next sentence, after the Effective Date Seller and its Affiliates may open new stores, and authorize Authorized Stores, using store names used by Seller and its Affiliates on the Effective Date without restriction. After the Effective Date none of Seller and its Affiliates will, directly or indirectly, do any of the following:

(A) in any MicroSA open, own, or operate any new store, or authorize in any MicroSA any new Authorized Store, that is (1) branded with any Mark that includes “Kenmore” or “Craftsman” or (2) a Sears Store;

(B) open, own, or operate any new store, or sell Prohibited Products to any new Authorized Store, that is substantially similar to one or more of the Sears Hometown Stores, Sears Home Appliance Showrooms, or Sears Outlet Stores formats existing on the Effective Date; or

(C) open, own, or operate any new store, or authorize any new Authorized Store, that markets or sells, or authorizes (via a license agreement, operating agreement, or otherwise) any natural person, business entity, or non-entity business enterprise to market or sell, any item of Exclusive Merchandise at a store physically located in any Zip Code area with respect to which, and to the extent, Buyer or any Affiliate of Seller has agreed with the owner of an HTS Store to refrain from selling Exclusive Merchandise in the Zip Code area.

(ii) Defined Terms. “Authorized Store” means a store (A) that is authorized by Seller or its Affiliates pursuant to a license agreement, an operating agreement, or otherwise to market or sell one or more Prohibited Products, or (B) to which Seller or its Affiliates sell products. “Exclusive Merchandise” means the following merchandise identified by the “Kenmore” name: clothes washers; clothes dryers; dishwashers; ranges; and full-size refrigerators. “MicroSA” means a Micropolitan Statistical Area (as defined by the United States Office of Management and Budget). “Prohibited Products” means Exclusive Merchandise, freezers, built-in cooking, lawn mowers and tractors, and the Products in the following KCD-Branded Product Categories: Handtools & Mechanics Tools; Power Tools; and Garage & Storage.

Execution Copy

(d) Growth. Buyer and Seller will negotiate in Good Faith with respect to each request by Buyer to sell Seller-Branded Products to Buyer’s Affiliates, Franchisees, or licensees at “brick and mortar” physical locations outside the Territory.

(e) New HTS Stores and Renewals-Exclusivity. After the Effective Date SHO will not enter into an Authorizing Agreement for a New HTS Store that includes, or amend an Authorizing Agreement to add, product-exclusivity rights. If after the Effective Date Buyer in its discretion elects to renew, or permits the assignment of, an Authorizing Agreement for a Sears Hometown Store that includes product-exclusivity rights, Buyer will use commercially reasonable efforts to seek to renew, or permit the assignment of, the Authorizing Agreement on terms and conditions that eliminate the product-exclusivity rights effective upon the renewal or the assignment. “Authorizing Agreement” means an agreement authorizing an unrelated third-party owner or Franchisee to operate an HTS Store and includes Buyer’s franchise agreements and dealer agreements.

10. PRODUCT WARRANTIES AND RETURNS.

(a) Product Warranties.

(i) No-Vendor-Warranty Products. With each KCD-Branded Product that Seller purchases from a Vendor without the Vendor’s customer warranty and resells to Buyer in accordance with the terms and conditions of this Agreement (a “No-Vendor-Warranty Product”) Seller will include Seller’s customer warranty (the “Seller Warranty”). If Seller also sells the No-Vendor-Warranty Product through Seller’s Retail Businesses, the duration and coverage of the Seller Warranty will be no less favorable to Buyer’s customers than the duration and coverage of the most-favorable-to-customer warranty provided by Seller for the No-Vendor-Warranty Product when sold by Seller’s Retail Businesses. If Seller does not sell the No-Vendor-Warranty Product through Seller’s Retail Businesses, the duration and coverage of the Seller Warranty will be no less favorable to Buyer’s customers than the duration and coverage of the most-favorable-to-customer warranty provided by Seller for a product that is comparable to the No-Vendor-Warranty Product when sold by Seller’s Retail Businesses. All Products that Seller purchases from a Vendor without the Vendor’s Warranty, other than No-Vendor-Warranty Products, and resells to Buyer in accordance with the terms and conditions of this Agreement are referred to as “Excluded No-Warranty Products.”

(ii) Vendor-Warranty Products. With each Product that Seller purchases from a Vendor with the Vendor’s customer warranty and resells to Buyer in accordance with the terms and conditions of this Agreement (a “Vendor-Warranty Product”) Seller will include the Vendor’s customer warranty (the “Vendor Warranty”). If Seller also sells the Vendor-Warranty Product through Seller’s Retail Businesses, the duration and coverage of the Vendor Warranty will be no less favorable to Buyer’s customers than the duration and coverage of the Vendor Warranty that the Vendor includes with the Vendor-Warranty Product sold by Seller’s Retail Businesses. If Seller does not sell the Vendor-Warranty Product through Seller’s Retail Businesses, the duration and coverage of the Vendor Warranty will be no less favorable to Buyer’s customers than the duration and coverage of the most-favorable-to-customer warranty provided by Vendor for the Vendor-Warranty Product when sold by Vendor to its other customers. Seller will perform its obligations in this Section 10(a)(ii) without any additional compensation payable by Buyer to Seller. The Seller Warranty and the Vendor Warranty are together referred to as the “Warranty.”

(iii) Seller’s Compensation for Seller Warranty; Termination. Subject to the following sentences of this Section 10(a)(iii), (A) as Seller’s sole compensation for the Seller Warranty for a No-Vendor-Warranty Product (including a “stock product”) that is an HTS Product, the HTS Invoice Price described on Appendix 3(b) includes a charge for the Seller Warranty, and (B) as Seller’s sole

Execution Copy

compensation for the Seller Warranty for a No-Vendor-Warranty Product that is an Outlet Product, Seller’s charge for the Seller Warranty is included in “Outlet’s Cost” specified in Table A on Appendix 4(b)(i) (the compensation described in clauses (A) and (B), together “Seller’s Compensation”). Seller and Buyer will negotiate in Good Faith Seller’s Compensation for the one-year period beginning on the first anniversary of the Effective Date and thereafter annually for each succeeding one-year period. If at the end of any one-year period Seller and Buyer have been unable to negotiate Seller’s Compensation for the next one-year period, (i) the warranty, returns, and repair policies and practices for all Products will continue to be the warranty, returns, and repair policies and practices provided in this Section 10 and in Section 11, and (ii) Buyer and Seller each may terminate the applicability of this Section 10 and the applicability of Section 11, together and not separately, with respect to all Products upon 60-days’ prior written notice delivered to the other on or before the 30th day following the end of the preceding one-year period.

(b) Product Returns.

(i) Repairable Products. For each Product that a customer returns to Buyer for the reason that the Product is defective and the returned Product is covered by a Warranty, Buyer will accept the return of the Product and deliver it to Seller in accordance with and subject to Section 11(c). Seller will determine whether the Product is repairable and, subject to Section 11(c), Seller at its sole expense will repair, and return to the customer, each repairable returned Product in accordance with Section 11.

(ii) Non-Repairable Products. For each Product that (A) a customer returns to Buyer for the reason that the Product is defective, (B) the returned Product is covered by a Warranty, and (C) Seller determines is not repairable, Seller, at its sole expense and using commercially reasonable arrangements determined by Seller, will replace the Product for the customer and dispose of the Product.

(iii) Non-Defective Products. Seller will have no obligation to Buyer or any of its customers with respect to Products the customers return to Buyer that are not defective, which Products Buyer may dispose at Buyer’s discretion and solely for its account, including selling the Products at Buyer’s Stores and, subject to Section 12(a)(iii)(B)(5), selling the Products to liquidators.

(iv) Returned Products Not Covered by a Warranty. Subject to Section 10(c), Seller will have no obligation to Buyer or any of its customers with respect to Products the customers return to Buyer that are not covered by a Warranty except to the extent that Buyer requests that Seller repair the Product, in which event Seller will repair the Product in accordance with Section 11. With respect to Products described in the preceding sentence that are not repairable, Buyer may dispose of the Products at Buyer’s discretion and solely for its account, including selling the Products at Buyer’s Stores and, subject to Section 12(a)(iii)(B)(5), selling the Products to liquidators.

(v) Warranty Claims for KCD-Branded Merchandise. If Buyer receives a warranty claim for merchandise that is branded with a KCD Mark but was not purchased from Buyer, Buyer will handle the merchandise in accordance with this Section 10(b) as if the merchandise were a KCD-Branded Product.

(c) Product Recalls and Similar Product Issues. If Seller learns that a Product has been recalled by the U.S. Consumer Product Safety Commission, Seller or a Vendor voluntarily conducts a Product recall, or Seller or a Vendor takes other action with respect to Products that may be defective, Seller will (i) notify Buyer, (ii) provide Buyer with available Seller transaction detail with respect to Buyer’s purchases of the recalled Product, and (iii) provide Buyer, at Seller’s sole expense, sufficient replacement Product, correction kits, or other items to enable Buyer to meet the requirements of the recall or other action. All other costs incurred by Buyer in connection with the recall or other action, including

Execution Copy

all labor, parts, travel, customer notification, reporting, and legal costs, will be the sole responsibility of Buyer. Seller will have no obligation to Buyer or any other person for claims, costs, obligations, damages, or expenses arising in connection with the recall or other action, including any extraordinary expenses, lost profits, or opportunity costs incurred by Buyer or any customer of Buyer with respect to the recall or other action. Seller and Buyer each will cooperate with the other to assert against, and collect from, the Vendor of the affected Product all claims, costs, obligations, damages, and expenses incurred by each of Seller and Buyer arising in connection with the recall or other action.

(d) Disclaimer. Except as otherwise provided in this Agreement each Party disclaims all other express or implied representations, warranties, and covenants (including warranties of non-infringement and title). Seller and Buyer each acknowledges that reliance on any representation, warranty, or covenant not contained in this Agreement is not what Seller and Buyer intend and would not be reasonable.

11. PRODUCT SERVICING.

(a) Seller’s Appointment. Subject to the next sentence and to Section 10(a)(iii), Buyer appoints Seller during the Term as Buyer’s exclusive independent-service contractor to perform on-site and in-shop repair and maintenance service on the Products whether or not they are covered by a Warranty (the “Product Services”). Buyer may perform repair services using its own employees and may refer repair services to independent third-party repair-service providers (other than Seller) if requested by Buyer’s customers. For purposes of this Section 11, “Products” also includes merchandise purchased other than from Seller. Seller will provide the Product Services in accordance with the terms of the Seller Warranty and the Vendor Warranty. Seller may, in its sole discretion, decline to perform any Product Service that Seller, using commercially reasonable efforts, is unable to perform. Seller may engage in marketing activities at the customer’s home for any goods and services offered by Seller or its affiliates, including mailing to or leaving with customers who receive Product Services surveys, brochures, coupons or other advertisements. If requested by Buyer, Seller and Buyer will negotiate in Good Faith the terms and conditions for Seller to include Buyer promotional materials as part of Seller’s customer-home marketing activities.

(b) Seller’s Obligations.

(i) Performance Standards. Seller will perform the Product Services in a workmanlike manner consistent with performance standards prevailing from time to time in the product-repair industry. Seller will maintain and appropriately staff a toll-free telephone number to be used by Buyer’s customers when scheduling on-site Product Service. Upon receipt of a call requesting on-site Product Service, Seller will use commercially reasonable efforts to schedule Product Service at a time during Seller’s normal business hours that is convenient for the customer in accordance with Seller’s scheduling procedures in effect on the Effective Date. Seller will use commercially reasonable efforts to provide and complete all Product Service in accordance with Seller’s scheduling procedures in effect on the Effective Date. Seller will have the sole and absolute discretion to determine the order for performing Product Services, but Seller may not favor Seller’s other warranty customers (including the warranty customers of Seller’s Retail Businesses) over Buyer’s customers, except that Seller’s policies may favor “cash” and customers whose warranty rights arise under protection agreements. Seller may perform the Product Services utilizing third-party contractors who perform the Product Services using the “Sears” name and Seller’s Affiliates to the same extent as Seller uses third-party contractors and Seller’s Affiliates to perform services for Seller’s other customers. Seller will be responsible to Buyer in accordance with the terms and conditions of this Agreement for Product Services performed by all third-party contractors including in accordance with Section 14(a). Seller will use commercially reasonable efforts to cause all Vendors to assume and bear financial responsibility for the Vendor Warranties in accordance with their terms.

Execution Copy

(ii) Warranty. Seller may assume that a valid Warranty is in place on each Product that Buyer’s customers submit for Product Services. For each customer that calls Seller directly seeking Product Service under a Warranty, Seller will use commercially reasonable efforts to determine that the customer’s Product is covered by a valid Warranty. If the Product or required repair is not covered by a Warranty Seller may perform the repairs with the customer’s prior approval and collect and retain from the customer Seller’s customary charges for the services and all applicable sales and use taxes.

(iii) Inaccessible Products. If Seller schedules a Product for on-site Product Service and the Product is inaccessible, Seller may with the customer’s prior approval undertake to make the Product accessible and charge the customer Seller’s standard service rates for such work. If the customer declines to pay and Buyer does not approve, Seller will not be required to make the Product accessible or complete the Product Service.

(iv) Products Beyond Repair. If Seller reasonably determines that a Product covered by a Warranty is beyond repair or that it would be uneconomical to repair the Product Seller will notify Buyer, and Seller will have no obligation to repair the Product.

(v) Special Situations. Seller will assist Buyer with respect to services for special situations involving a large volume of similar repairs or upgrades (such Product recalls or reworks), subject to the Parties’ written agreement regarding the terms, conditions, and pricing, if any, for these services.

(c) Buyer’s Obligations.

(i) Onsite Product Services. Buyer will advise customers with in-warranty product service needs to contact Seller via Seller’s toll-free telephone number (or transfer them to such number). When referring a customer, Buyer will provide Seller with the information reasonably specified by Seller, including customer name, address and telephone number, email address, Product type and brand, the date the Product was purchased, whether the Product is covered by a Warranty, model and serial number, and the nature of the problem with the Product (together the “Service Information”). Buyer and Seller are joint owners of the Service Information. Buyer may use the Service Information to operate its businesses and for all other purposes in accordance with its privacy policy and Applicable Law (including transfer to, and use by, third parties) without restriction. Seller may use the Service Information to complete the Product Services and to engage in the marketing activities described in Section 11(a) in accordance with Seller’s privacy policy and Applicable Law and for no other purpose of any kind whatsoever.

(ii) In-Shop Product Services. Buyer will take possession of the Product, determine whether there is a valid Warranty in place, and produce a service ticket for those items that are entitled to Product Service in a form to be reasonably specified by Seller (which will include providing the Service Information). Buyer will be responsible for the safe packing of the Product and its shipping to a facility designated by Seller, and Buyer will bear the risk of loss or damage to the Product in transit to Seller. For each Product that is subject to a Warranty, when Seller has repaired the Product Seller will be responsible for its safe packing and shipping to Buyer’s customer, and Seller will bear the risk of loss or damage to the Product in transit to Buyer’s customer.

Execution Copy

(d) Seller’s Charges.

(i) Product Service Provided under a Seller Warranty. For completed Product Services on Products covered by a Seller Warranty, Buyer will not be obligated to pay Seller any charges.

(ii) Product Service Provided for Vendor-Warranty Products. For completed Product Services on Vendor-Warranty Products, Buyer will be obligated to pay Seller its charges specified in the Services Agreement dated August 8, 2012 between SHO and SHMC (the “Services Agreement”) but only if (A) the Vendor refuses to reimburse Seller for the Product Services solely on the grounds that the Vendor’s obligations with respect to the Vendor Warranty do not extend to Vendor-Warranty Products purchased by Buyer, and (B) Seller has used commercially reasonable efforts to cause the Vendor to assume and bear financial responsibility for the Vendor Warranty in accordance with its terms.

(iii) Product Service Not Provided under a Warranty and Buyer Approves. For completed Product Services on Products that are not covered by a Warranty but the Product Services for the Products are approved in writing by Buyer, Buyer will pay Seller its charges specified in the Services Agreement.

(iv) Product Service Not Provided under a Warranty and Buyer does Not Approve. If a customer requests Seller to perform, and the customer has agreed to pay Seller’s charges for, repairs or other services on Products that are not covered by a Seller Warranty and the repairs or other services have not been approved by Buyer, Seller may collect from the customer and retain Seller’s customary charges for such services and all applicable sales and use taxes.

(v) Product Service for Outlet Stock Products and Excluded No-Warranty Products. For completed Product Services on “stock products” for Sears Outlet Stores and for Excluded No-Warranty Products, Buyer will pay Seller its charges specified in the Services Agreement.

(e) Services for Protection Agreements. Seller and Buyer will negotiate in Good Faith the terms of an arrangement pursuant to which Seller would provide on-site and in-shop repair and maintenance service on Products that are covered by protection agreements sold by Buyer.

12. INTELLECTUAL PROPERTY.

(a) Seller

(i) Work Product. All marketing materials, advertising materials, promotional materials, point of sale displays, packaging, customer information and material, warranty card information, software, data, service training materials, parts lists, owner’s manuals, service manuals, web content, performance claims and evaluations, testing protocols and data used to evaluate performance claims, database formats, methods used to assemble and maintain electronic Seller-Branded Product catalogs, and programming related to Seller or its Affiliates’ web sites and user applications (e.g., mobile applications) and all files, data, notes, copies, abstracts, copyrights, summaries, and other materials relating to Seller-Branded Products and all copyrights therein, that are prepared, developed or created by or on behalf of Seller or its Affiliates or Buyer or its Affiliates or any of their respective Personnel (together, “Seller Work Product”), will be owned worldwide by Seller or its Affiliates. All Seller Work Product will be deemed “work made for hire” as that term may be defined from time to time in Section 101 of the Copyright Act, 17 U.S.C. Section 101 (or any successor). Seller or its Affiliates will be deemed the author of the Seller Work Product, and Seller or its Affiliates will be the owner of all right, title and interest, including all copyrights, in and to the Seller Work Product. If for any reason the Seller

Execution Copy

Work Product is found not to have been created as work made for hire, Buyer hereby assigns to Seller or its Affiliates without limitation and without additional compensation to Buyer, all right, title and interest, including the copyrights and any other intellectual property rights embodied in the Seller Work Product. Buyer will (and will cause its Affiliates to) execute and deliver to Seller all further documents deemed by Seller to be useful in documenting, effectuating or recording the foregoing assignment. Buyer will not, and will not permit its Affiliates or any third party to, disclose or provide any of the Seller Work Product to any person or entity other than Seller or its Affiliates.

(ii) Ownership of Innovations. Buyer acknowledges (on behalf of itself and its Affiliates) that Seller or its Affiliates will exclusively own all right, title and interest in and to all cosmetic designs, ornamental appearance and trade dress embodied in Seller-Branded Products (including design patents and pending applications) regardless of whether the cosmetic design, ornamental appearance or trade dress originated solely with Seller or its Affiliates, solely with Buyer or its Affiliates or jointly with Seller, Buyer, their respective Affiliates and others. All such cosmetic design, ornamental appearance and trade dress rights and design patents and pending applications will be deemed the intellectual property of Seller or its Affiliates.

(iii) Licenses to Use Seller Marks.

(A) Subject to the next sentence and to Section (B), Seller hereby grants to Buyer during the Term and during any sell-off period contemplated under Section 2(f) the following: (1) a nonexclusive, nontransferable, and revocable right and license to use, in connection with the marketing and selling of the Seller-Branded Products but in no event to alter, the KCD Marks (the Royalties for which are provided in Section 5(a)); and (2) a nonexclusive, nontransferable, royalty-free, and revocable right and license to use in connection with the marketing and selling of the Seller-Branded Products, but in no event to alter, all Seller Marks other than the KCD Marks, in each case described in clauses (1) and (2) with respect to the Marks that are affixed to Seller-Branded Products. Buyer may grant sublicenses to Franchisees and the owners of the Sears Hometown Stores to use, in connection with the marketing and selling by them of the Seller-Branded Products, but in no event to alter, the Seller Marks.

(B) Subject to the other sentences of this Section (B), the licenses granted in Section 12(a)(iii)(A) are limited to the following:

(1) Buyer may market all Seller-Branded Products by all current and future means, methods, and channels (including by Seller Digital Methods) in the Territory;

(2) Buyer may market all Seller-Branded Products by all current and future means, methods, and channels (including by Seller Digital Methods) outside of the Territory if such marketing would not violate any Existing Contractual Obligation;

(3) Buyer may sell all Seller-Branded Products at “brick and mortar” physical locations in the Territory subject to Section 9(b);

(4) Buyer may sell all Seller-Branded Products in the Territory and outside the Territory in each case by Seller Digital Methods including delivering Seller-Branded Products outside the Territory to end-user consumers who used one or more Seller Digital Methods to purchase the Seller-Branded Products; and

(5) Buyer may sell Outlet Products to liquidators but only after using commercially reasonable efforts to obtain the agreement of the liquidators to remove or obliterate (where removal is not possible) all Seller Marks from the Seller-Branded Products and all related labels, tags, and packaging.

Execution Copy

“Existing Contractual Obligation” means a contractual obligation that (y) has been entered into in Good Faith by, and is binding on, Seller or one or more of its Affiliates, and (z) if it first becomes binding on Seller or one or more of its Affiliates on or after the Effective Date, all terms and conditions in the contractual obligation that limit Seller’s right to grant a license to, or otherwise authorize, Buyer to market or sell one or more Seller-Branded Products also to the same extent limit the right of Seller and its Affiliates to grant a license to, or otherwise authorize, each of Seller’s Retail Businesses to market and sell the same Seller-Branded Products. “Seller Digital Methods” means Digital Methods owned or operated by Seller or its Affiliates and includes the Outlet Stores website operated by Seller’s Affiliates immediately prior to the Effective Date and its successors owned or operated by Seller’s Affiliates.

(C) Subject to the next sentence, Seller may terminate Buyer’s rights in Section 12(a)(iii)(B)(4) to sell by Seller Digital Methods upon 24-months’ prior written notice. Upon termination in accordance with the preceding sentence of Buyer’s rights to sell by Seller Digital Methods, Seller will grant Buyer a license to allow Buyer to (1) market all Seller-Branded Products by all then-current and future means, methods, and channels outside of the Territory if such marketing would not violate any Existing Contractual Obligation in effect immediately prior to the date of such license, and (2) sell all Products by all Digital Methods in the Territory and all Product outside of the Territory if the sale would not violate any Existing Contractual Obligation in effect immediately prior to the date of such license. The license described in the preceding sentence will include terms that are usual and customary for licenses of this type for comparable circumstances and a duration that is the same as the remaining duration of the last of the License Agreements to terminate in accordance with its terms.

(D) Buyer will use Seller Marks in full compliance with the terms and conditions of this Agreement and with all commercially reasonable standards, specifications, and operating procedures prescribed by Seller from time to time, including all logo and trademark-usage guidelines.

(E) Subject to the following sentences of this subsection, Buyer will submit to Seller for its review and approval, prior to publication, all Non-Guideline Advertising created by Buyer for Seller-Branded Products that incorporate one or more Seller Marks, including newspaper, magazine and website advertising, television and radio tapes, store signage, display billboards and any and all other materials on which a Seller Mark appears. Buyer will submit all Non-Guideline Advertising to Seller’s designated marketing associate by email or overnight courier so that the designated marketing associate receives the materials at least seven business days before Buyer intends to use them. If Seller does not notify Buyer of Seller’s disapproval of these materials within five business days after Seller’s designated marketing associate actually received them, the materials will be deemed approved. Seller’s approval of Non-Guideline Advertising is limited to the use of Seller Marks in connection with the advertising and will not be deemed to constitute approval of the appropriateness or compliance with Applicable Laws. “Non-Guideline Advertising” means all advertising that deviates in any material respect from Seller’s logo and trademark-usage guidelines in effect from time to time and delivered to Buyer, but no change that is applicable to Buyer will take effect upon less than 60-days’ advance written notice to Buyer.

(iv) Ownership; Display and Notices; Goodwill. Buyer acknowledges that (A) Seller or its Affiliates own all the proprietary rights to Seller Marks and (B) Buyer gains no ownership rights to Seller Marks licensed under this Agreement and gains only the limited right to use Seller Marks subject to the terms of this Agreement. Seller and its Affiliates reserve the unrestricted right to use, and to grant others the right to use, Seller Marks. Buyer will display the trademark and service mark notices for Seller Marks that Seller requests. Buyer’s use of Seller Marks and any goodwill generated from their use

Execution Copy

inures only to the benefit of Seller or its Affiliates. Buyer will not directly or indirectly contest or challenge the validity of Seller Marks or the rights of Seller and its Affiliates in Seller Marks. Buyer will not register or attempt to register any Mark that is confusingly similar to the Seller Marks or which dilutes any of the Seller Marks, including any domain name or URL containing or otherwise identifying any Seller Mark. Any content displayed on any website containing any Seller Mark must be pre-approved by Seller.

(v) Other Obligations. Buyer will not use, advertise, promote or register any trademark, service mark, design mark or logo that is similar to any Seller Mark. Buyer will not engage in any act which would disparage or dilute the distinctiveness of any Seller Mark, and Buyer will use its best efforts to support the premium nature of the brands represented by Seller Marks. Buyer acknowledges that Buyer will not have any right, title or interest in or to any intellectual-property right in any Seller-Branded Product. Buyer will not have any right to alter any Seller-Branded Product or Seller-Branded Product packaging or repair, duplicate, translate, decompile, reverse engineer or adapt any Seller-Branded Product without Seller’s prior written consent. Buyer will not use any trademark, trade name, brand name or identifying mark of its own or any third party, alone or in combination with Seller Marks in connection with the sale of the Seller-Branded Products, if such use would create a combination mark.

(vi) Notice of Infringement or Claim. Buyer will promptly notify Seller if Buyer learns of any challenge to its use, or any apparent infringement, of any Seller Mark or any claim by any person to rights in any Seller Mark that are inconsistent with Seller’s rights to Seller Marks as described in this Section 12(a). Seller and its Affiliates retain the right to control exclusively all settlements, litigation, and Patent and Trademark Office proceedings and other proceedings arising out of each such infringement or claim. Buyer will execute all documents and provide, at Seller’s expense, all assistance that Seller reasonably requests to protect Seller’s interests in Seller Marks and to protect Seller’s interests in all litigation and proceedings concerning Seller Marks.

(vii) Retention of Rights. Nothing in this Agreement limits in any way the rights of Seller and its Affiliates in and to Seller Marks, including without limitation (A) all rights of ownership in and to Seller Marks, including the right to license or transfer the same, and, (B) the unimpaired right to use and to license others to use Seller Marks in connection with manufacturing, marketing, distribution, sale, service, maintenance, repair, or provision of any products or services whether within or without the Territory.

(b) Buyer

(i) License to Use Buyer Marks.

(A) Buyer hereby grants to Seller, during the Term and during any sell-off period contemplated under Section 2(f), a nonexclusive, nontransferable, revocable, royalty-free right to use, but in no event to alter, Buyer Marks that are necessary for Seller to use to perform its obligations in accordance with the terms and conditions of this Agreement.

(B) Seller will use Buyer Marks in full compliance with the terms and conditions of this Agreement and with all standards, specifications, and operating procedures prescribed by Buyer from time to time, including any logo and trademark usage guidelines.

(ii) Ownership; Display and Notices; Goodwill. Seller acknowledges that (A) Buyer or its Affiliates own all the proprietary rights to Buyer Marks and (B) Seller gains no ownership rights to Buyer Marks licensed under this Agreement and gains only the limited right to use Buyer Marks subject to the terms of this Agreement. Buyer and its Affiliates reserve the unrestricted right to use, and to

Execution Copy

grant others the right to use, Buyer Marks. Seller will display the trademark and service mark notices for Buyer Marks that Buyer requests. Seller’s use of Buyer Marks and any goodwill generated from their use inures only to the benefit of Buyer or its Affiliates. Seller will not directly or indirectly contest or challenge the validity of Buyer Marks or the rights of Buyer and its Affiliates in Buyer Marks. Seller will not register or attempt to register any Mark that is confusingly similar to the Buyer Marks or which dilutes any of the Buyer Marks, including any domain name or URL containing or otherwise identifying any Buyer Mark. Any content displayed on any website containing any Buyer Mark must be pre-approved by Buyer.

(iii) Other Obligations. Seller will not use, advertise, promote or register any trademark, service mark, design mark or logo that is similar to any Buyer Mark. Seller will not engage any act which would disparage or dilute the distinctiveness of any Buyer Mark, and Seller will use its best efforts to support the premium nature of the brands represented by Buyer Marks.

(iv) Notice of Infringement or Claim. Seller will promptly notify Buyer if Seller learns of any challenge to its use, or any apparent infringement, of any Buyer Mark or any claim by any person to rights in any Buyer Mark that are inconsistent with Buyer’s rights to Buyer Marks as described in this Section 12(b). Buyer and its Affiliates retain the right to control exclusively all settlements, litigation, and Patent and Trademark Office proceedings and other proceedings arising out of each such infringement or claim. Seller will execute all documents and provide, at Buyer’s expense, all assistance that Buyer reasonably requests to protect Buyer’s interests in Buyer Marks and to protect Buyer’s interests in all litigation and proceedings concerning Buyer Marks.

(v) Retention of Rights. Nothing in this Agreement limits in any way the rights of Buyer and its Affiliates in and to Buyer Marks, including without limitation (A) all rights of ownership in and to Buyer Marks, including the right to license or transfer the same, and, (B) the unimpaired right to use and to license others to use Buyer Marks in connection with manufacturing, marketing, distribution, sale, service, maintenance, repair, or provision of any products or services whether within or without the Territory.

13. CONFIDENTIALITY.

(a) Confidential Information. “Confidential Information” means all information, whether disclosed in oral, written, visual, electronic or other form, that (i) one Party (the “Disclosing Party”) discloses to the other Party (the “Receiving Party”), (ii) relates to or is disclosed in connection with this Agreement or a Party’s business, and (iii) if not designated as “confidential” (in which event the information is deemed to be Confidential Information), is or reasonably should be understood by the Receiving Party to be confidential or proprietary to the Disclosing Party. The Disclosing Party’s sales, pricing, costs, inventory, operations, employees, current and potential customers, financial performance and forecasts, and business plans, strategies, forecasts and analyses, as well as information as to which the Securities and Exchange Commission has granted confidential treatment pursuant to its Rule 406 of Regulation C (the “CTR Information”), are Confidential Information.

(b) Treatment of Confidential Information. The Receiving Party will use Confidential Information only in accordance with this Agreement and, except as expressly permitted by this Agreement and subject to the next sentence, will not disclose any Confidential Information for three years from the date of receipt of the Confidential Information. Neither Party will disclose the CTR Information during the period ending December 31, 2022.

(i) Limitations. The Receiving Party will (A) restrict disclosure of the Confidential Information to its and its Affiliates’ Personnel (“Representatives”) with a need to know the Confidential

Execution Copy

Information for purposes of performing the Receiving Party’s responsibilities or exercising the Receiving Party’s rights under this Agreement, (B) advise those Representatives of the obligation not to disclose the Confidential Information, (C) copy the Confidential Information only as necessary for those Representatives who need it for performing the Receiving Party’s responsibilities under this Agreement, and ensure that confidentiality is maintained in the copying process; and (D) protect the Confidential Information, and require those Representatives to protect it, using the same degree of care as the Receiving Party uses with its own Confidential Information, but no less than reasonable care.

(ii) Permitted Disclosure. Either Party may disclose the Confidential Information to any of its Affiliates but only if the Affiliate’s use of such Confidential Information will be subject to the terms and conditions of this Agreement and the Disclosing Party will remain responsible for disclosures by its Affiliates and their Personnel in violation of this Agreement. Buyer may disclose (A) the existence and contents of this Agreement in connection with Buyer’s filings with the Securities and Exchange Commission and with federal and state franchise regulatory authorities (including filing this Agreement as an exhibit to Buyer’s filings), and (B) Seller’s Confidential Information related to Products to Franchisees and their Personnel in connection with the sale of Products but the use of the Confidential Information in accordance with this clause (B) will be subject to the terms and conditions of this Agreement and Buyer will remain responsible for disclosures made by Franchisees and their Personnel in violation of this Agreement.

(iii) Liability for Unauthorized Use. The Receiving Party will be liable to the Disclosing Party for any unauthorized disclosure or use of Confidential Information by any of its and its Affiliates or current or former Personnel.

(iv) Destruction. Within ten days after receiving the Disclosing Party’s written request, the Receiving Party will destroy or return (as instructed by the Disclosing Party) any materials containing Confidential Information, and certify to the Disclosing Party that it has satisfied its obligations under this Section 13(b).

(c) Exceptions to Confidential Treatment.

(i) Exceptions. The obligations under this Section 13 do not apply to any Confidential Information that the Receiving Party can demonstrate (A) was previously known to the Receiving Party without any obligation to hold it in confidence, (B) is disclosed to third parties by the Disclosing Party without an obligation of confidentiality to the Disclosing Party, (C) is or becomes available to any member of the public other than by unauthorized disclosure, (D) was or is independently developed by the Receiving Party without use of the Confidential Information, (E) legal counsel’s advice is that the Confidential Information is required to be disclosed by Applicable Law or the rules and regulations of any applicable regulatory authority, or (F) legal counsel’s advice is that the Confidential Information is required to be disclosed in response to a valid subpoena or order of a court or other governmental body of competent jurisdiction or other valid legal process.

(ii) Notification. In the case of any disclosure under Section 13(c)(i)(E) or Section 13(c)(i)(F) the Receiving Party must notify the Disclosing Party prior to disclosure and use reasonable efforts to cooperate with the Disclosing Party so that the Disclosing Party may take legally available steps to resist or narrow the requested disclosure and obtain an appropriate protective order or other assurance that confidential treatment will be accorded the Confidential Information.

Execution Copy

14. INDEMNIFICATION.

(a) Seller Indemnities. To the fullest extent permitted by Applicable Law and subject to Section 14(d) and Section 16, Seller will defend, indemnify, and hold harmless Buyer, its Affiliates, and their respective present, former, and future directors, officers, other employees, agents, each of their successors, and assigns, and the heirs, executors, administrators of each of the foregoing that are natural persons (together, the “Buyer Indemnified Persons”), against all damages, losses, costs, expenses (including attorneys’ fees, costs and expenses), and other liabilities arising out of or in connection with all Seller Claims. “Seller Claims” means all claims, demands, suits, and causes of action by third parties (other than Buyer and its Affiliates) arising out of or in connection with this Agreement (including claims of negligence by Personnel of Seller or its Affiliates) that result, or are claimed to result, in whole or in part, from (i) the violation by Seller, its Affiliates, or any of their Personnel of any intellectual property right of another, (ii) the failure by Seller or its Affiliates to perform their obligations in this Agreement in accordance with their terms, or (iii) any other act or omission of Seller or its Affiliates.

(b) Buyer Indemnities. To the fullest extent permitted by Applicable Law and subject to Section 14(d) and Section 16, Buyer will defend, indemnify and hold harmless Seller, its Affiliates, and their respective present, former, and future directors, officers, other employees, agents, each of their successors, and assigns, and the heirs, executors, administrators of each of the foregoing that are natural persons (together, the “Seller Indemnified Persons”), against all damages, losses, costs, expenses (including attorneys’ fees, costs and expenses) and other liabilities arising out of or in connection with all Buyer Claims. “Buyer Claims” means all claims, demands, suits, and causes of action by third parties (other than Seller and its Affiliates) arising out of or in connection with this Agreement (including claims of negligence by the Personnel of Buyer or its Affiliates) that result, or are claimed to result, from (i) the use of any Seller Mark by Buyer, its Affiliates, or its Franchisees that is not accordance with the terms of this Agreement or the violation by Buyer, its Affiliates, or any of their Personnel of any intellectual property right of another, (ii) Buyer’s display, sale, assembly, installation, service, or repair, or installation of any Product (excluding claims, demands, suits, and causes of action arising out of or in connection with services to be performed by Seller for Buyer in accordance with the terms and conditions of the Services Agreement and all other services that are performed for Buyer by Seller or its Affiliates), (iii) the failure by Buyer or its Affiliates to perform their obligations in this Agreement in accordance with their terms, or (iv) any other act or omission of Buyer or its Affiliates. “Claims” means the Seller Claims and the Buyer Claims together.

(c) Defense. The Party that is obligated to provide defense and indemnity to the other Party with respect to a Claim in accordance with this Section 14 (the “Indemnifying Party”) has the right to control the defense of the Claim, but the other Party (the “Indemnified Party”) has the right to participate in the defense. Upon the Indemnifying Party’s request, the Indemnified Party will reasonably cooperate in the defense, and the Indemnifying Party must reimburse the Indemnified Party for its reasonable out-of-pocket expenses in providing the requested cooperation. The Indemnified Party will provide prompt notification to the Indemnifying Party of each Claim to which it is entitled to be indemnified, but any delay by the Indemnified Party in giving notice will not relieve the Indemnifying Party of its obligations pursuant to this Section 14 except to the extent that the Indemnifying Party demonstrates actual damage caused by such delay. The obligations of Seller and Buyer to defend, indemnify and hold harmless, respectively, the Buyer Indemnified Parties and the Seller Indemnified Parties under this Section 14 are independent of each other and any other obligation of the Parties under this Agreement.

(d) Exclusions from Claims; Tender and Cooperation. Excluded from Claims are claims, actions, liabilities, proceedings, losses, and expenses (including attorneys’ fees) arising out of or with respect to the death of or injury to any person or damage to any property, by whomsoever suffered, to the

Execution Copy

extent resulting or claimed to result from a latent or patent defect in a Product (each a “Product Liability Claim”). Buyer and Seller each will take all commercially reasonable actions, and cooperate with the other Party, as may be necessary to (i) tender each Product Liability Claim to the Vendor or manufacturer of the applicable Product and (ii) cause the Vendor or manufacturer to assume and bear financial responsibility for, and hold Buyer and Seller harmless from, the Product Liability Claim to the fullest extent permitted by Applicable Law, including the legal defense of the Product Liability Claim.

15. INSURANCE.

(a) Required Coverage. Buyer will obtain and maintain at its own cost occurrence-based Commercial General Liability Insurance, including but not limited to products, completed operations and contractual liability, in amounts not less than $5,000,000.00 per occurrence, naming the Seller and Buyer (together the “Insured Parties”) as additional insureds. This insurance must be primary to any of Seller’s coverage. Buyer will furnish certificate(s) of insurance upon execution of this Agreement, and within 15 days of any insurance renewals. All of the insurance policies specified in this Section 15(a) must contain a provision that such policies may not be cancelled or materially altered without 30 days prior written notice to Seller. All insurance carriers for the insurance coverage referred to in this Section 15(a) must be listed in the current Best’s Insurance Guide as possessing a minimum policyholders rating of “A” and a financial category of “VI” ($25,000,000 to $50,000,000).

(b) Proof of Insurance. Buyer will once each year, and, upon request by Seller, promptly furnish or cause to be furnished to Seller, a copy of the insurance certificate and premium receipt for the most recent payment.

16. LIMITATION ON LIABILITY. Neither Party will be liable to the other Party or its Affiliates, directors, officers, customers or employees for any indirect, special, consequential, incidental, or punitive damages, losses, or expenses (including, without limitation, lost or anticipated revenues, profits, or savings relating to the same) arising in connection with any Claim or the failure to perform, or the termination of, this Agreement regardless of the nature of the Claim or the failure to perform, or the termination of this Agreement even if a Party has been advised of the likelihood or possibility of such damages, losses, or expenses.

17. MINIMUM QUANTITIES. Buyer will purchase at least $100 of Products during the Term. If at the expiration of the Term Buyer has ordered less than $100 of Products, Buyer will pay Seller (upon request) the difference between the amount ordered and $100. Seller acknowledges that except as set forth in this Section 17, Buyer is not obligated or committed to purchase any quantities of Products except as expressly ordered by Buyer according to the Inventory Policies and Processes.

18. DISPUTE RESOLUTION.

(a) Committees.

(i) Merchandising Operating Committee. Buyer and Seller will form a committee (the “Merchandising Operating Committee”) that will address all day-to-day operational, financial, and other issues that may arise with respect to this Agreement, including its interpretation, the Parties intent reflected in this Agreement, and the policies and practices between Seller and its Affiliates and the businesses comprising Buyer’s businesses in effect immediately prior to the Effective Date. The Merchandising Operating Committee will discuss all of these issues and will attempt to resolve informally all Disputes in accordance with Section 18(b)(i). The Merchandising Operating Committee will consist of three employees of each Party or of an Affiliate of the Party, in all cases as designated by the Party. The initial employee designees are listed on Appendix 18(a)(i). Each Party may replace one or

Execution Copy

more of its designees at any time upon notice to the other Party. Each Party will promptly fill all of its Merchandising Operating Committee vacancies as they arise by notice to the other Party. Unless the members of the Merchandising Operating Committee unanimously agree otherwise, the Merchandising Operating Committee will meet at least once every calendar month during the Term on the dates determined by the members of the Merchandising Operating Committee. If the members of the Merchandising Operating Committee cannot agree on a date or a time for a particular monthly meeting the meeting will occur at 1:00 p.m. Central Time on the second Thursday of the month at the offices of SHC, 3333 Beverly Road, Hoffman Estates, IL 60179 B6-D. At all times one of the members of the Merchandising Operating Committee will serve as the Merchandising Operating Committee’s Chairperson. The initial Chairperson is listed on Appendix 18(a)(i) and the other Merchandising Operating Committee members each will serve thereafter as Chairperson, on a monthly basis, rotating between Seller’s designees and Buyer’s designees. The Chairperson (A) will request that Merchandising Operating Committee members provide meeting agenda items and (B) will distribute to members, at least two business days in advance of each Merchandising Operating Committee meeting, an agenda for the meeting.

(ii) Executive Committee. Buyer and Seller will form a committee (the “Executive Committee”) that will attempt to resolve all Disputes that the Merchandising Operating Committee has been unable to resolve in accordance with Section 18(b) and that the Merchandising Operating Committee has referred to the Executive Committee. The Executive Committee will consist of the Chief Financial Officer, the General Counsel (or other chief legal officer), and the chief merchandising officer of each Party.

(b) Dispute Resolution.

(i) Merchandising Operating Committee’s Attempt to Resolve Dispute. If a Dispute arises, neither Party may cease to perform any of its obligations in this Agreement in accordance with their terms or take any formal legal action (such as seeking to terminate this Agreement, seeking mediation in accordance with Section 18(b)(iv), or instituting or seeking any judicial or other legal action, relief, or remedy with respect to or arising out of this Agreement) unless the Party has first (1) delivered a notice of dispute (the “Dispute Notice”) to all of the members of the Merchandising Operating Committee and (2) complied with the other terms and conditions of this Section 18. At the first monthly meeting of the Merchandising Operating Committee following the delivery of the Dispute Notice the Merchandising Operating Committee will attempt to resolve all of the Disputes that are the subject of the Dispute Notice. Each Party will cause its designees on the Merchandising Operating Committee to negotiate in Good Faith to resolve all Disputes in a timely manner.

(ii) Executive Committee’s Attempt to Resolve Dispute. If the Merchandising Operating Committee is unable to resolve all of the Disputes included in the Dispute Notice by the end of the first Merchandising Operating Committee meeting following the delivery of the Dispute Notice, the Chairperson for the next Merchandising Operating Committee meeting will notify each member of the Executive Committee in writing of each unresolved Dispute. The Executive Committee will meet not later than the 10th day following delivery of the notification by the Merchandising Operating Committee’s Chairperson (the “Dispute Meeting”) and attempt to resolve each Dispute that is listed on the notification. Each Party will cause its designees on the Executive Committee to negotiate in Good Faith to resolve all Disputes in a timely manner. If by the 10th day following the Dispute Meeting the Executive Committee has not resolved all of the Disputes (the “Resolution Failure Date”) the Parties will proceed to mediate the unresolved Disputes (“Unresolved Disputes”) in accordance with Section 18(b)(iv).

(iii) Dispute Defined. Subject to the next sentence, “Dispute” means each claim, controversy, dispute, and disagreement between (A) on the one hand, Buyer or any of its Affiliates, or any

Execution Copy

of their respective shareholders, officers, directors, agents, employees, legal representatives (including attorneys in their representative capacity), successors and assigns, and (B) on the other hand, Seller or any of its Affiliates, employees, legal representatives (including attorneys in their representative capacity), successors and assigns, in each case arising out of or relating to a Party’s performance, or failure to perform, one or more of its obligations in this Agreement. Disputes do not include claims, controversies, disputes, or disagreements with respect to compliance with Section 13 or payment obligations with respect to amounts due in accordance with the terms and conditions of this Agreement that are not reasonably in dispute.

(iv) Mediation of Unresolved Disputes. Seller and Buyer will in Good Faith attempt to resolve all Unresolved Disputes by non-binding mediation. Buyer and Seller will negotiate in Good Faith to determine the mediator, the mediator’s compensation and related costs, and the applicable rules for the mediation. If by the 15th day following the Resolution Failure Date Seller and Buyer have been unable to settle an Unresolved Dispute the obligations of Seller and Buyer in this Section 18 will terminate with respect to the Unresolved Dispute.

19. SELLER’S CLOSING LOCATIONS. Seller will notify Buyer of each Sears Store location that Seller or its Affiliates intend to close. Seller will notify Buyer of the store-closing decision not later than the 10th day following the decision or the day before public disclosure of the decision, whichever occurs first. If Seller notifies Buyer of the decision before Seller publicly discloses the decision it will constitute Confidential Information until the decision is publicly disclosed. Seller will notify Buyer, not later than the 30th day following the decision, as to whether Seller intends to continue its retail presence in the trade area that included the closing store. If Seller does not (a) notify Buyer in accordance with the preceding sentence that Seller intends to continue its retail presence in the trade area, or (b) does not open a new Sears Store in the trade area within 18 months of the notification, Buyer may open one or more New HTS Stores or other new stores in the trade area when the store location closes free of the restrictions, if any, in Section 9(b)(i) with respect to the closed store.

20. GLOSSARY.

The following terms have the meanings given below and include the singular and the plural forms of the terms:

“3(b) Amount” is defined on Appendix 3(b).

“Affiliates” means (solely for purposes of this Agreement and for no other purpose) (i) with respect to Buyer, its subsidiaries including Outlet Co and SAHS, (ii) with respect to Seller, SHC and its subsidiaries including Sears Holdings Management Corporation (“SHMC”), and (iii) with respect to SHC, its subsidiaries.

“Applicable Laws” means all applicable laws, ordinances, regulations, rules, and court and administrative orders and decrees of all national, regional, state, local and other governmental units that have jurisdiction in the given circumstances.

“Average Aggregate Minimum Commission” is defined on Appendix 5(d).

“Buyer” is defined in the introductory paragraph of this Agreement.

“Buyer Marks” means Marks owned by Buyer or its Affiliates.

Execution Copy

“Buyer Stores” means, together, the Sears Hardware Stores, the Sears Hometown Stores, and the Sears Outlet Stores.

“Confidential Information” is defined in Section 13(a).

“Core Cost” is defined on Appendix 3(b).

“Digital Methods” means promoting and selling by all current and future electronic means, channels, processes, and methods, including via the Internet.

“Disclosing Party” is defined in Section 13(a).

“Dispute” is defined in Section 18(b)(ii).

“Dispute Resolution Meeting” is defined in Section 18(b)(i).

“DRM” is defined in Section 4(a)(i).

“Effective Date” is defined in Section 2(a).

“Excluded No-Warranty Product” is defined in Section 10(a)(i).

“First Renewal Period” is defined in Section 2(b).

“FOB Point” is defined in Section 7(a).

“Franchisee” means a natural person or entity that has purchased (i) a franchise as described in the Franchise Disclosure Document of Sears Home Appliance Showrooms, LLC dated May 11, 2012 (with respect to Sears Home Appliance Showrooms), (ii) a franchise as described in the Franchise Disclosure Document of Sears Home Appliance Showrooms, LLC dated May 11, 2012 (with respect to Sears Hardware Stores), or (iii) any other franchise offered by Buyer from time to time.

“Inventory Policies and Processes” is defined in Section 6.

“Good Faith” means honesty in fact and the observance of reasonable commercial standards of fair dealing in accordance with Applicable Law.

“Group” means a “group” as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

“Home Appliance Category” is defined on Appendix 5(a).

“HTS Invoice Prices” is defined in Section 3(b).

“HTS Products” is defined in Section 3(a).

“Initial Term” is defined in Section 2(a).

“KCD-Branded Product Category” is defined on Appendix 5(a).

“KCD-Branded Products” means all Seller-Branded Products sold under a KCD Mark.

Execution Copy

“KCD Change in Control” means the occurrence of any transaction or event or series of transactions or events, whether voluntary or involuntary, that results in an Unaffiliated Person or a Group acquiring directly, or as a consequence of which an Unaffiliated Person or a Group acquires directly, at any time after the date of this Agreement and by whatever means (including by license), all rights, title and interest in and to all of the KCD Marks. “Unaffiliated Person” means a natural person, entity, or other enterprise other than Seller or Seller’s Affiliate. “Seller’s Affiliate” means each natural person, entity, and other enterprise that directly or indirectly, and by whatever means, controls, is under common control with, or is controlled by, Seller.

“KCD Marks” means Kenmore®, Craftsman®, DieHard®, and the sub-brand Marks associated with, and the trade dress related to, the Kenmore, the Craftsman, and the DieHard Marks.

“KCD Mark Acquisition” means the occurrence of any transaction or event or series of transactions or events (other than a KCD Change in Control), whether voluntary or involuntary, that results in an Unaffiliated Person or a Group acquiring directly, or as a consequence of which an Unaffiliated Person or a Group acquires directly, at any time after the date of this Agreement and by whatever means (including by license), all rights, title and interest in and to one or more but less than all of the KCD Marks.

“Kenmore-Branded Product” is defined in Section 5(c).

“Kenmore Royalty Credit” is defined on Appendix 5(a).

“License Agreements” is defined in Section 2(c)(iv).

“Mark” means any name, brand, mark, trademark, service mark, sound mark, trade dress, trade name, business name, slogan, or other indicia of origin and includes all common law or statutory property rights related to such Mark.

“MOS” is defined in Section 4(a)(iii).

“Net Sales” is defined in Section 5(a).

“No-Vendor-Warranty Product” is defined in Section 10(a)(i)

“Non-Retail Products” is defined in Section 3(a).

“Outlet Invoice Prices” is defined in Section 4(g).

“Outlet Products” is defined in Section 4(f).

“Party” means (1) SRC and Kmart together, on the one hand, and (2) SHO, SAHS, and Outlet Co. together, on the other hand. Although SHC is a party to this Agreement SHC is not a Party.

“Personnel” means the officers, directors, employees, agents, suppliers, licensors, licensees, contractors, subcontractors, advisors, including attorneys, accountants, technical consultants or investment bankers and other representatives, from time to time, of (i) the applicable entity, (ii) as to Seller, its Affiliates, and (iii) as to Buyer, its Affiliates.

“Product Services” is defined in Section 11(a).

Execution Copy

“Products” means, together, HTS Products and Outlet Products.

“Receiving Party” is defined in Section 13(a).

“Replacement Reimbursement Amount” is defined in Section 10(b)(ii).

“Representatives” is defined in Section 13(b)(i).

“Right of First Offer” is defined in Section 4(a)(iv).

“Right of First Refusal” is defined in Section 4(a)(v).

“Royalties” is defined in Section 5(a).

“Sears Hardware Stores” means all stores that are operated, or authorized to operate, by Buyer or Franchisees and that are branded with the name “Sears Hardware Stores” or “Sears Appliance & Hardware Stores.”

“Sears Hometown Stores” means all stores that are operated, or authorized to operate, by Buyer and that are branded with the name “Sears Hometown Store” or “Sears Authorized Hometown Store.”

“Sears Outlet Stores” means all stores that are operated, or authorized to operate, by Buyer and that are branded with the name “Sears Outlet Store.”

“Second Renewal Period” is defined in Section 2(b).

“Seller” is defined in the introductory paragraph of this Agreement.

“Seller-Branded Product” means Products sold under a Seller Mark and includes KCD-Branded Products.

“Seller Competitor” means, solely for purposes of this Agreement and for no other purpose, Amazon.com, Inc., Best Buy Co., Inc., hhgregg, Inc., The Home Depot, Inc., Lowe’s Companies, Inc., Target Corporation, Tractor Supply Co., Wal-Mart Stores, Inc., each other retailer that competes in any material respect with Seller’s major home appliance business or Seller’s power lawn and garden business, and the Seller Competitor Affiliates of each of them. “Seller Competitor Affiliates” means each individual or entity that directly or indirectly, and by whatever means, controls, is under common control with, or is controlled by, a Seller Competitor.

“Seller Marks” means Marks owned by Seller or its Affiliates and includes the KCD Marks.

“Seller Warranty” is defined in Section 10(a)(i).

“Seller’s Retail Businesses” is defined in Section 3(a).

“Separation Agreement” is defined in Section 2(a).

“Service Information” is defined in Section 11(c)(i).

“Services Agreement” is defined in Section 11(d)(ii).

“SHC” is defined in the introductory paragraph of this Agreement.

Execution Copy

“SHO” is defined in the introductory paragraph of this Agreement.

“SHO Stockholding Change” means the occurrence of any transaction or event, whether voluntary or involuntary, that results in a Seller Competitor becoming, or as a consequence of which a Seller Competitor becomes, directly or indirectly, at any time after the date of this Agreement and by whatever means, the beneficial owner of more than 50% of the total voting power of outstanding securities entitled to vote in, or carrying the right to direct the voting with respect to, directly or indirectly and by whatever means the election of the board of directors of SHO or any of its subsidiaries.

“Specification” means the detailed description of Products agreed upon by Seller and Buyer as contained in any Vendor Agreement.

“SYW Agreement” is defined in Section 2(c)(iv).

“Term” is defined in Section 2(a).

“Territory” means the United States of America (including its unincorporated territories Guam, Puerto Rico, and the United States Virgin Islands) and Bermuda.

“Vendor” means any source (other than Seller’s Affiliates) from whom Seller purchases Products.

Vendor-Warranty Product” is defined in Section 10(a)(ii)

“Vendor Agreement” means any Purchase Order or other agreement in writing and executed by Buyer and Seller relating to Products, including this Agreement, advertising, point of sale, promotional service, promotional funding or other selling assistance agreements, buying or supply agreements, exclusivity agreements, letters of agreement, and any written amendments, waivers and consents relating to any of the foregoing.

“Vendor Warranty” is defined in Section 10(a)(ii).

“Warranty” is defined in Section 10(a)(ii).

21. SHC’S SOLE OBLIGATION. As its sole obligation in this Agreement and unless Buyer has failed to comply with one or more of its material obligations in this Agreement and the failure is continuing, SHC will cause SRC, Kmart, and the Affiliates of each of them to take all actions that will enable Seller to perform, and not take any action that would disable to any extent Seller from performing, its obligations in this Agreement in accordance with their terms.

22. GENERAL.

(a) Good Faith. SHC and the Parties each will exercise Good Faith in the performance of its obligations in this Agreement.

(b) Assignment. Seller may at any time assign, delegate or subcontract its rights, or obligations or both, in whole or in part, under this Agreement except to a Seller Competitor, without the consent of Buyer. Subject to the next sentence, Buyer may not assign or otherwise transfer any of its rights or obligations under this Agreement (except to a wholly owned subsidiary of Buyer), by operation of law or otherwise, without the express prior written consent of Seller, and any attempt to assign or assignment without the express prior written consent of Seller is void. Buyer may exercise all of its rights, and perform all of its obligations, under this Agreement through its wholly owned subsidiaries.

Execution Copy

(c) Computer Access. If either Party is given access, whether on-site or through remote facilities, to any communications, computer, or electronic data storage systems of the other Party or its Affiliates (each an “Electronic Resource”), in connection with this Agreement, then the Party given access will use such access solely to perform, and will not attempt to access any Electronic Resource other than those specifically required to perform, its obligations under this Agreement. The Party given access will limit such access to those of its Personnel who need to have such access in connection with this Agreement, will advise the other Party in writing of the name of each of its Personnel who will be granted such access, and will strictly follow all security rules and procedures for use of such Electronic Resources. All user identification numbers and passwords disclosed to a Party given access and any information obtained by the Party given access as a result of its access to, and use of such Electronic Resources will be deemed to be, and will be treated as, Confidential Information of the other Party. Each Party will cooperate with the other Party in the investigation of any apparent unauthorized access by the other Party, its Affiliates, or its Personnel to any Electronic Resources or unauthorized release of Confidential Information. Each Party will promptly notify the other Party of any actual or suspected unauthorized access or disclosure of any Electronic Resource.

(d) Promotional Calendars. To the extent permitted by Applicable Law and consistent with practices in effect prior to the Effective Date, Seller will deliver to Buyer Seller’s promotional calendars with respect to Products (including for Home Appliances, Tools, Lawn and Garden, Sporting Goods, Mattresses, and Consumer Electronics) as soon as they have been approved, including all amendments. Also consistent with practices prior to the Effect Date, the promotional calendars will include Seller’s “master price files” (and substitute information) describing Seller’s retail and promotional pricing, as to which the Parties acknowledge that Section 3(d) and Section 4(f) are and will be applicable.

(e) Negotiating Event. If a Negotiating Event occurs and thereafter a Party (the “Delivering Party”) delivers to the other Party (the “Receiving Party”) an Opinion of Counsel that states that, as a consequence of the Negotiating Event the Delivering Party is unable, due to Applicable Law, to continue to perform any of the obligations to be performed by it in accordance with the terms and conditions of this Agreement (an “Impediment”), Seller and Buyer will negotiate in Good Faith an amendment to this Agreement that would eliminate the Impediment. “Opinion of Counsel” means a written opinion (which may be reasoned) of a reputable law firm of national stature. The form and substance of the written opinion, and the law firm, will be subject to the approval of the Receiving Party. “Negotiating Event” means the occurrence of any transaction or event, whether voluntary or involuntary, as a result of which a single stockholder or a Group ceases to be the “beneficial owner” (as defined in Securities and Exchange Commission Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) of a majority of the total voting power of the then-outstanding voting capital stock of SHC or SHO.

(f) Consideration. Buyer has given, and Seller has received and accepted, adequate, good, sufficient, and valuable consideration for this Agreement, and for all purposes of this Agreement this Agreement is fully supported by adequate, good, sufficient, and valuable consideration provided by Buyer and received and accepted by Seller. Buyer’s adequate, good, sufficient, and valuable consideration includes, without limitation, the mutual covenants, obligations, and promises herein and the following (which separately and together have enabled Seller to execute and deliver this Agreement and have assisted and will assist Seller’s performance of its obligations under this Agreement): (i) Buyer has at great length discussed and upon reasonable request during the Term will discuss its business needs with Seller for the purpose of enabling Seller to make compelling business proposals to Buyer; (ii) Buyer has entered into negotiations with Seller that culminated in the execution and delivery of this Agreement, which Agreement gives Seller many advantages over other vendors; (iii) Buyer has provided and upon

Execution Copy

reasonable request during the Term will provide information to Seller about Buyer’s operations; (iv) Seller has bargained for and, pursuant to this Agreement will receive, material benefits, interests, rights, and value from Buyer through such consideration and that Seller is not entitled to, and would not have received, such benefits, interests, rights, and value absent this Agreement; and (v) Buyer is obligated to purchase Products in accordance with, and subject to the terms and conditions of, Sections 4(b)(i) and 4(c). This Agreement is legally binding; and Seller will not, directly or indirectly, plead or otherwise assert in any manner in any litigation, arbitration, mediation, or other dispute-resolution proceeding that this Agreement is invalid, void, voidable, revocable, terminable, or otherwise unenforceable for lack, inadequacy, or insufficiency of consideration; and by this Agreement Seller irrevocably waives and will be estopped from pleading or asserting, directly or indirectly, any cause of action, claim, defense, right, or prayer for relief to such effect. Each of Seller’s waivers in this Section 22(f) is reasonable and made with Seller’s full knowledge of its significance and consequences.

(g) Construction and Interpretation. In this Agreement (1) “include,” “includes,” and “including” are inclusive and mean, respectively, “include without limitation,” “includes without limitation,” and “including without limitation,” (2) “or” is disjunctive but not necessarily exclusive, (3) “will” expresses an imperative, an obligation, and a requirement, (4) numbered “Section” references refer to sections of this Agreement unless otherwise specified, (5) section headings are for convenience only and will have no interpretive value, (6) unless otherwise indicated all references to a number of days will mean calendar (and not business) days and all references to months or years will mean calendar months or years, (7) references to $ or Dollars will mean U.S. Dollars, and (8) references to a Party’s approval or consent right include the Party’s obligation not to unreasonably delay or withhold its approval or consent. Seller and Buyer intend that this Agreement be construed without any rule requiring construction or interpretation against Seller, whose representatives drafted this Agreement. To the extent the Parties intend that a term or condition of this Agreement reflect policies and practices in effect immediately prior to the Effective Date, the Parties will negotiate in Good Faith to determine the policies and practices.

(h) Counterparts; Facsimile. This Agreement may be executed in any number of separate counterparts, all of which, when taken together, will constitute one and the same instrument, notwithstanding the fact that all Parties did not sign the same counterpart. A signature transmitted to the other Party or its counsel by email or facsimile transmission will be effective to bind the Party whose signature was transmitted, as a duly executed and delivered original. Each Party will promptly deliver its original signature pages to this Agreement to counsel for the other Party promptly following execution, but any failure to do so will not affect the binding effect of such signature.

(i) Entire Agreement; Severability. Except as provided in the Separation Agreement and the Ancillary Agreements (as defined in the Separation Agreement but excluding this Agreement), this Agreement, which includes each of the attached Appendices, sets forth the entire agreement and understanding between the Parties with respect to the Products. All prior and contemporaneous discussions and negotiations relating to the Products are merged herein. This Agreement will not be supplemented, modified, or amended except by a written instrument signed by a duly authorized representative of each of Buyer and Seller. In the event of any conflict or inconsistency between this Agreement and the terms and condition of any forecast, purchase order, or other order document, including any inconsistency as to any Product invoice price, the terms and conditions of this Agreement will control unless such other document constitutes an Amendment and expressly references and supersedes this Agreement. This Agreement will be binding upon and inure to the benefit of the successors, representatives and permitted assigns of the Parties. The terms and conditions of this Agreement supersede and replace those of any prior negotiations and any documents that the Parties have exchanged in connection therewith (together, “Negotiation Documents”). Buyer and Seller represent and warrant that they are entering into this Agreement based solely on the provisions set forth herein and not in reliance, in whole or in part, on any claim or representation contained in any Negotiation Document. If

Execution Copy

any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other provision and such invalid provision shall be deemed to be severed from the Agreement.

(j) Injunctive Relief. Each Party acknowledges that any breach by a Party of Section 12 or Section 13 of this Agreement may cause the non-breaching Party and its Affiliates irreparable harm for which the non-breaching Party and its Affiliates have no adequate remedies at law. Accordingly, each Party and its Affiliates are entitled to seek injunctive relief, without complying with Section 18(b) and regardless of Buyer’s cure rights, if any, for any such breach in any state or federal court in Chicago, Illinois, USA, and each Party consents to the exclusive jurisdiction and venue in the state and federal courts in Chicago, Illinois, USA for injunctive relief purposes. Each Party waives all claims for damages by reason of the wrongful issuance of an injunction and acknowledges that its only remedy in that case is the dissolution of that injunction.

(k) Notices. Notices under this Agreement are sufficient if given by nationally recognized overnight courier service, certified mail (return receipt requested), or email or facsimile with electronic confirmation or personal delivery to the other Party at the address below:

If to either Seller:	Sears, Roebuck and Co.
3333 Beverly Road
Hoffman Estates, IL 60179
Attn: EVP, Chief Merchandising Officer, & President-Sears Full Line Store & Kmart Formats
Facsimile: 847-286-0204
Email: ron.boire@searshc.com

With a copy to:	Sears, Roebuck and Co.
3333 Beverly Road
Hoffman Estates, IL 60179
Attn: General Counsel
Facsimile: (847) 286-2471
Email: dane.drobny@searshc.com

If to any Buyer :	Sears Hometown and Outlet Stores, Inc.
3333 Beverly Road
Hoffman Estates, IL 60179
Attn.: Senior Vice President and Chief Operating Officer
Facsimile: (847) 286-7838
Email: william.powell@searshc.com

With a copy to:	Sears Hometown and Outlet Stores, Inc.
3333 Beverly Road
Hoffman Estates, IL 60179
Attn: General Counsel

If to SHC :	Sears, Roebuck and Co.
3333 Beverly Road
Hoffman Estates, IL 60179
Attn: EVP, Chief Merchandising Officer, & President-Sears Full Line Store & Kmart Formats
Facsimile: 847-286-0204
Email: ron.boire@searshc.com

Execution Copy

With a copy to:	Sears Holdings Corporation
3333 Beverly Road
Hoffman Estates, IL 60179
Attn: General Counsel
Facsimile: (847) 286-2471
Email: dane.drobny@searshc.com

Notice is effective: (i) when delivered personally, (ii) three business days after sent by certified mail, (iii) on the business day after sent by a nationally recognized courier service, or (iv) on the business day after sent by email or facsimile with electronic confirmation to the sender. A Party may change its notice address by giving notice in accordance with this Section 21(k).

(l) No Waiver. The terms, covenants and conditions of this Agreement may be waived only by a written instrument signed by the Party waiving compliance. Any Party’s failure at any time to require performance of any provision will not affect that Party’s right to enforce that or any other provision at a later date. No waiver of any condition or breach of any provision, term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances will be deemed to be or construed as a further or continuing waiver of that or any other condition or of the breach of that or another provision, term or covenant of this Agreement.

(m) Publicity. Each Party will refrain from making any reference to this Agreement or to the other Party in the solicitation of business, unless the other Party gives its prior written consent to such action and approves any press release or other publicity materials prior to their dissemination.

(n) Relationship of the Parties. The relationship of Seller and Buyer to each other is that of independent contractors, and neither Party will not represent that the other Party is its partner in any manner. Buyer has no authority to enter into any contract or incur any expense or obligation of any kind in Seller’s name.

(o) Reporting. For purpose of this Agreement, unless otherwise indicated herein, all calculations and measurements with respect to Buyer’s purchases and sales of Products and similar information will be measured in units or dollars, as the context requires, and determined by reference to Seller’s information reporting systems.

(p) Representations and Warranties. Each Party represents that it has the right, power and authority to grant to the other Party the rights provided under this Agreement and to perform its obligations under this Agreement, and that such Party’s execution, delivery, and performance of this Agreement have been duly authorized and will not violate any other agreement, restriction, or Applicable Law to which such Party is a party or by which such Party is bound.

(q) Survival. Each term of this Agreement that would, by its nature, survive the termination or expiration of this Agreement will so survive, including the obligation of either Party to pay all amounts accrued hereunder and including Section 7 (PAYMENT TERMS), Section 12 (INTELLECTUAL PROPERTY.), Section 13 (CONFIDENTIALITY.), Section 14 (INDEMNIFICATION.), Section 21 (SHC’S SOLE OBLIGATION.), and this Section 22 (GENERAL.).

(r) Condition Precedent to the Effectiveness of this Agreement. This Agreement will not become effective until it has been approved by the Audit Committee of the Board of Directors of SHC.

Execution Copy

(s) Governing Law; Jurisdiction; Waiver of Jury Trial.

(i) Governing Law. This Agreement will be construed in accordance with, and governed by, the federal laws of the United States, including the Lanham Act, and the internal laws of the State of Illinois, other than its conflict of laws principles and the Illinois Franchise Disclosure Act. This Agreement will not be subject to any of the provisions of the United Nations Convention on Contracts for the International Sale of Goods.

(ii) Jurisdiction. Each of the Parties submits, for itself and its property, to the exclusive jurisdiction of all Illinois state courts and federal courts of the United States of America sitting in Cook County, Illinois, and all appellate courts to each thereof, in all actions and proceedings arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of all judgments relating thereto, and each of the Parties (A) will commence all such actions and proceedings only in such courts, (B) will cause all claims in respect of all such actions and proceedings to be heard and determined in such Illinois state court or, to the extent permitted by law, in such federal court, (C) waives, to the fullest extent it may legally and effectively do so, all objections that it may now or hereafter have to the laying of venue of all such actions and proceedings in any such Illinois state or federal court, and (D) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such actions and proceedings in all such Illinois state and federal courts. A final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party irrevocably consents to service of process in the manner provided for notices in Section 22(k). Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Applicable Law.

(iii) Waiver of Jury Trial. Each Party acknowledges that each controversy that may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, it irrevocably and unconditionally waives all rights it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party certifies and acknowledges that (A) it understands and has considered the implications of such waivers, (B) it makes such waivers voluntarily, and (C) it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 22(s).

(SIGNATURE PAGE FOLLOWS)

Execution Copy

SEARS, ROEBUCK AND CO. KMART CORPORATION	SEARS HOMETOWN AND OUTLET STORES, INC.

By: Sears Holdings Management Corporation, their agent
By:
W. Bruce Johnson
By:	Chief Executive Officer and President
Ronald Boire
EVP, Chief Merchandising Officer, & President-Sears Full Line Store & Kmart Formats

SEARS HOLDINGS CORPORATION	SEARS AUTHORIZED HOMETOWN STORES, LLC

By:
Ronald Boire	By:
EVP, Chief Merchandising Officer, & President-Sears Full Line Store & Kmart Formats	W. Bruce Johnson President

SEARS OUTLET STORES, L.L.C.

By:
W. Bruce Johnson
President

Execution Copy

Appendix 1

Additional Terms and Conditions

1. PURCHASE ORDERS. The execution of the Merchandising Agreement to which this Appendix 1 is attached (the “Merchandising Agreement”) does not give rise to any commitment on the part of Buyer to purchase any Product. A commitment to purchase Product arises only at such time as Buyer issues a Purchase Order or enters into a separate Vendor Agreement for specific quantities of Product and Buyer’s obligation to purchase Product is limited to the quantities in that Purchase Order or Vendor Agreement. When issued by Buyer and accepted by Seller, all Purchase Orders become part of and will be subject to the terms of the Merchandising Agreement. All estimates or forecasts of Buyer’s future needs for Products which may be provided to Seller by Buyer are for planning purposes only and do not in any way represent a commitment by Buyer nor give rise to any obligation or liability of Buyer. Buyer has no responsibility for any actions taken by Seller based on such estimates or forecasts.

2. CODES OF CONDUCT. Buyer acknowledges that it has been furnished a copy of the Sears Holdings Corporation Code of Conduct (the “Code of Conduct”) and that Seller employees are required to follow the Code of Conduct. Buyer will support the Code of Conduct and will not directly or indirectly take any action that may cause a Seller employee to violate any law or the Code of Conduct. Without limiting the foregoing, Buyer will not directly or indirectly offer or give any personal benefit (other than infrequent, non-cash gifts of nominal value consistent with the Code of Conduct), including commissions, kickbacks, payments, loans, gratuities (including travel and entertainment), bribes, gifts, samples, services, promises of future employment or personal considerations (each a “Benefit”) to any Personnel of Seller and Seller’s Affiliates or to any person that Buyer knows is a member of such Personnel’s family, or to any entity in which Buyer knows such Personnel or a member of such Personnel’s family owns a direct or indirect interest. Buyer will notify the Sears Holdings Corporation Office of Compliance within five business days after it has knowledge of any violation or attempted violation of the Code of Conduct or this Section 4. Any such notice is deemed to have been given when delivered by certified mail, return receipt requested, by email at compliance@searshc.com or to such other email address as may be provided in the Code of Conduct. Buyer will cooperate with any request by Seller to provide information and documentation regarding any communication or transaction with Seller or its Personnel. If Buyer adopts a code of conduct with respect to its Personnel and delivers that code of conduct to Seller, Seller will support that code of conduct and will not directly or indirectly take any action that may cause any of Buyer’s Personnel to violate the code of conduct or any Applicable Law.

3. PACKAGING, LABELING, SHIPPING AND BILLING. Seller will be responsible for providing adequate packaging, tagging, labeling, packing, shipping and billing. Seller will comply with all packaging, tagging, labeling, packing, shipping and billing requirements reasonably requested by Buyer as well as any and all requirements established by applicable laws, regulations, carrier tariffs and product classifications. For Products to be shipped to Buyer from a point of origin within the United States, Seller will deliver Products to the designated carrier on or before the ship date specified in the applicable Vendor Agreement. For Products to be shipped to Buyer or a Buyer-branded outlet from a point of origin outside the United States. Seller will deliver Products in accordance with the delivery terms specified in the applicable Vendor Agreement and such delivery will be made on or before the ready date specified in such Vendor Agreement. Delivery dates specified will be of the essence of the Vendor Agreement. Seller will ship all Products in full packs and full shipments in accordance with Buyer’s requirements as set forth in the Vendor Guide or any Vendor Agreement.

Execution Copy

4. REPRESENTATIONS AND WARRANTIES.

4.1. Products. Without in any way disclaiming implied remedies or limiting remedies for breach thereof, Seller represents and warrants that all Products will: (a) conform to the Specification for such Products; (b) be fit and sufficient for the ordinary purpose for which Products is used; (c) be free from defects in workmanship, materials and packaging; (d) be free from defects in construction and design; (e) be fit and sufficient for the purpose stated on any packaging, labeling or advertising; and (f) be equivalent in materials, quality, fit, finish, workmanship, performance and design to any samples submitted to and approved by Buyer.

4.2. Advertising. Seller represents and warrants that all claims made by Seller in any packaging, labeling, advertising, or other consumer material in connection with any Products or Seller brand relating to Products will be true and will have been substantiated and at the time such claims are made.

4.3. Intellectual Property. Seller represents and warrants that: (a) all patents, trademarks, trade names, trade dress, copyrights, trade secrets, rights of publicity and other intellectual property rights (other than those intellectual property rights owned by or licensed to Buyer) used by Seller in connection with Products or in the development or manufacture of Products are either owned by Seller or Seller has been and is properly authorized by the owner of such rights to use such intellectual property rights in connection with such Products and to sell such Products incorporating such intellectual property rights to Buyer for use or further resale and (b) Products will not, at the time that it is delivered, offered for sale or sold by Buyer, infringe any patent, trademark, service mark, trade name, trade dress, copyright, trade secret, domain name, right of publicity or other intellectual property right of any person, corporation or other entity. Seller will notify Buyer’s chief legal officer in writing by certified mail, return receipt requested, within five business days after it has knowledge of any claim or allegation of infringement, misuse, dilution, misappropriation or other violation of any patent, trademark, service mark, trade name, trade dress, copyright, trade secret, domain name, right of publicity or other intellectual property right in any way related to or affecting Products.

4.4. Compliance with Law. Seller represents and warrants that: (a) all Products have been or will be produced, assembled packaged, tagged, labeled, packed, shipped and invoiced (“Products Production”) in compliance with the applicable requirements of federal, state and local laws, regulations, ordinances and administrative orders and rules of the United States and its territories and those of all other countries in which such Products Production or delivery of Products takes place; (b) Seller, its affiliates, and the Personnel of each of them who are involved in the Products Production or delivery of Products each will during the term of each Vendor Agreement strictly comply with all applicable federal, state and local laws, regulations, and prohibitions of the United States and its territories, and the laws, regulations, and prohibitions of all countries in which any Products Production or delivery of Products occurs including all laws, regulations and prohibitions governing the working conditions, wages, hours and minimum age of the work force; and (c) Products Production has not and will not involve at any time, in whole or in part, any use of child, convict or forced labor. Seller will provide Buyer with any guaranty of compliance with the foregoing in such form as Buyer may designate with respect to any Products.

Execution Copy

4.5. Antidumping. Seller represents and warrants that all sales of Products to Buyer will be made at no less than fair value under the United States antidumping law and that no government has provided a countervailable subsidy for Products actionable under U.S. law. Seller will indemnify Buyer for (i) all antidumping and countervailing duties imposed on all Products that is sold prior to the date of publication of the International Trade Administration’s preliminary determination of sales at less than fair value or prior to the date of publication of the existence of countervailable subsidies and exported before the date of publication of the International Trade Administration’s final determination of sales at less than fair value or the existence of countervailable subsidies and (ii) any expenses (including reasonable attorneys’ fees) and administrative costs incurred by Buyer, its Authorized Resellers, and Buyer-Branded Outlets in their participation in any United States antidumping or countervailable duty proceeding involving any warranted Products.

5. PURCHASE ORDER PROCESSING. Purchase Orders and each invoice (or ship notice, in the absence of an invoice) will contain an appropriate, agreed upon code, symbol or statement affirming Seller’s compliance with all applicable requirements of the Fair Labor Standards Act (as amended), the regulations and orders of the United States Department of Labor issued pursuant thereto and of any similar state laws and regulations. All electronic fund transfers and wire transactions will be in accordance with National Automated Clearing House Association (NACHA) rules and in accordance with any instructions and procedures which Buyer may from time to time supply. Neither Party will be liable to the other Party for any indirect, special, incidental, exemplary or consequential damages arising from or as a result of any delay, omission or error in the electronic transmission or receipt of any documents, even if the other Party has been advised of the possibility of such damages.

Execution Copy

Appendix 2(a)

Effective Date

The Effective Date referred to in Section 2(a) is September     , 2012.

Execution Copy

Appendix 3(a)

HTS Product Categories

Division Description and Number

1.	FURNITURE-IN STORE—1

2.	HOME OFFICE—3

3.	SPORTING GOODS—6

4.	HOUSEWARES—8

5.	TOOLS—9

6.	NURSERY—12

7.	HEALTH AND BEAUTY—13

8.	LUGGAGE—14

9.	FLOORCARE/SEWING—20

10.	COOKING & CLEANUP—22

11.	WINDOW SHOP—24

12.	HOME BIG TICKET—025

13.	LAUNDRY—26

14.	SCAN BASED TRADING—27

15.	AUTOMOTIVE—28

16.	PAINT—30

17.	HOME ENVIRONMENT—32

18.	ELECTRICAL—34

19.	FLOOR COVERING—37

20.	MENS SPORTSWEAR—41

21.	AIR & WATER APPLIANCES—42

22.	FOOD STORAGE—46

23.	LANDS’ END CHILDREN’S APP—48

24.	CHILDREN’S HARDLINES—49)

25.	GENERAL MERCHANDISE—50

26.	TOYS—52

27.	HOME ELECTRONICS—57

28.	ENTERTAINMENT SOFTWARE—58

29.	MENS SHOES—67

30.	LAWN, GARDEN, PATIO—71

31.	OUTLET BUDGET SHOP—80

32.	BEDDING—82

33.	BATHROOM FIXTURES/PLUMBING—83

34.	PANTRY AND HOUSEHOLD—87

35.	BED AND BATH—96

36.	PARTS OTHER-COUNTER—98

Execution Copy

Appendix 3(b)

HTS Invoice Prices

The HTS Invoice Prices will be the sum of (1) [***], plus (2) the net amount of the following charges and credits without duplication (each a “3(b) Amount”):

1.	Audit recoveries

2.	Carriage costs from the Vendor’s delivery point to the FOB Point;

3.	Cash discounts;

4.	Distribution-center markdowns;

5.	Distribution-center shrink;

6.	Other logistics expense;

7.	Charge for Seller Warranty for No-Vendor-Warranty Products that are HTS Products: [***] of Core Cost (“Core Cost” means costs reflected in the Sears Corporate Repository of Referential Information or successor system);

8.	Source penalties;

9.	Packaging costs requested by Buyer;

10.	Vendor-compliance income; and

11.	All other charges and expenses consistent with practices in effect for Buyer and Seller immediately prior to the Effective Date.

Execution Copy

Appendix 4(b)(i)

Invoice Prices for DRM

The invoice prices for DRM are described on the following tables. Buyer is responsible for carriage only from Seller’s MDOs to the Sears Outlet Stores.

Table A—For All Outlet Products that are No-Vendor-Warranty Products:

Description and Seller Division	Percentage Off Seller’s Core Cost (“Outlet’s Cost”)

Furniture-In Store (Div 001)	[	***]
Sporting Goods (Div 006)	[	***]
Housewares (Div 008)	[	***]
Tools (Div 009)	[	***]
Floorcare, Sewing (Div 020)	[	***]
Cooking And Cleanup (Div 022)	[	***]
Laundry (Div 026)	[	***]
Plumbing & Heating (Div 042)	[	***]
Food Storage (Div 046)	[	***]
Baby Furniture – Children’s Hardlines	[	***]
Audio/Visual (Div 057)	[	***]
Lawn, Garden, Patio (Div 071)	[	***]
Mattresses (Div 082)	[	***]

Table B—For Outlet Products that are Vendor-Warranty Products:

Description and Seller Division	Percentage Off Seller’s Core Cost

Furniture-In Store (Div 001)	[	***]
Sporting Goods (Div 006)	[	***]
Housewares (Div 008)	[	***]
Tools (Div 009)	[	***]
Floorcare, Sewing (Div 020)	[	***]
Cooking And Cleanup (Div 022)	[	***]
Laundry (Div 026)	[	***]
Plumbing & Heating (Div 042)	[	***]
Food Storage (Div 046)	[	***]
Baby Furniture – Children’s Hardlines	[	***]
Audio/Visual (Div 057)	[	***]
Lawn, Garden, Patio (Div 071)	[	***]
Mattresses (Div 082)	[	***]

Execution Copy

Appendix 4(c)(ii)

MOS Categories and Initial MOS Invoice Prices

The categories of MOS that Seller will sell, and Buyer will purchase, in accordance with, and subject to, Section 4(b) of the Merchandising Agreement to which this Appendix 4(c)(ii) is attached and forms a part are described in the table below in the column labeled “Source and Merchandise Description.” The invoice prices for MOS for the first three 12-month periods during the Initial Term will be the sum of (1) the applicable amounts listed in the following table in the column labeled “Base Price” plus (2) at the end of each of the first three years of the Term, an additional amount equal to [***] of Buyer’s annual EBITDA, if any, with respect to MOS sold by Buyer, which amount (if any) Buyer will pay on or before the 45th day after the end of Buyer’s fiscal year. Buyer is responsible for carriage only from Seller’s CRC’s to the Sears Outlet Stores.

Source and Merchandise Description	Base Price

Kmart (including Kmart.com)—all items in all categories of MOS	Per pallet $[***]

Lands’ End (including Lands’ End.com)—all items in all categories of MOS (Apparel) all items in all categories of MOS shoes	Per item $[***] Per item $[***]

Sears, Roebuck and Co. (including Sears.com)—all items in all categories of MOS (Apparel)	Per item $[***]

Execution Copy

Appendix 5(a)

Royalty Rates; Kenmore Royalty Credits

I.	ROYALTY RATES

Royalty Rates during the Initial Term:

KCD-Branded Product	Royalty Rate before Deduction of the Kenmore Royalty Credit

Kenmore-branded	[	***]

Craftsman-branded—Lawn & Garden	[	***]

Craftsman-branded—all other	[	***]

DieHard-branded	[	***]

Royalty Rates during the First Renewal Period and the Second Renewal Period:

The Royalty Rates for KCD-Branded Product that are major home appliances (divisions 022, 026, and 046 as described on Appendix 3(a)), lawn mowers, and tractors will be the rates specified above in the column labeled “Royalty Rate before Deduction of the Kenmore Royalty Credit” (the “Initial-Term Rate”).

The Royalty Rates for all other KCD-Branded Products will be determined in accordance with the following:

1.	First Renewal Period.

[***] A total of two pages were omitted and filed separately with the Securities and Exchange Commission.

Execution Copy

2.	Second Renewal Period.

[***] A total of two pages were omitted and filed separately with the Securities and Exchange Commission.

Execution Copy

[***]

Execution Copy

3.	Terms Defined for the Purposes of this Appendix 5(a).

[***] A total of two pages were omitted and filed separately with the Securities and Exchange Commission.

Execution Copy

“KCD-Branded Product Category” means each of the following categories:

Kenmore:

1.	Home Environment (includes Floorcare, Air & Water, among others)

2.	Small Kitchen Appliances & Housewares

3.	Other Kenmore

Craftsman

4.	Handtools & Mechanics Tools

5.	Power Tools

6.	Garage & Storage

7.	Tool Accessories

8.	Spec & Other Powered Equipment

9.	Non-Powered & Watering Equipment

10.	L&G Accessories & Attachments

11.	Other Craftsman (includes Apparel, Toys, Grilling Accessories, among others)

DieHard

12.	Batteries (includes Automotive, Sport & Marine, Alkaline)

13.	Power Accessories

14.	Apparel

15.	Other DieHard

[* * *]

II.	KENMORE ROYALTY CREDIT

The “Kenmore Royalty Credit” will be determined by Buyer in accordance with the following:

[* * *]

Execution Copy

“Buyer’s Balance of Sales in the Home Appliance Category” means a fraction, expressed as a decimal, (i) the numerator of which is Buyer’s Net Sales during a Buyer fiscal quarter of HTS Products in the Home Appliance Category that are Kenmore-Branded Products, and the denominator of which is Buyer’s Net Sales during the fiscal quarter of HTS Products in the Home Appliance Category (regardless of brand). The “Home Appliance Category” means the following product categories:

Cooking & Cleanup—Division 22

Laundry—Division 26

Air & Water Appliances—Division 42

Food Storage—Division 46

Floorcare/Sewing—Division 20

Home Environment—Division 32

Execution Copy

Appendix 5(d)

Average Aggregate Minimum Commission

The “Aggregate Average Minimum Commission Rate” on Kenmore-Branded Products in the Home Appliance Category means a commission rate that is not less than [* * *] basis points higher than the average aggregate merchandise commission rate paid by Buyer to owners of Sears Hometown Stores and Franchisees with respect to sales of non-Kenmore-Branded Products in the Home Appliance Category calculated based on Buyer’s customary methods of calculating commission rates payable to owners of Sears Hometown Stores and to Franchisees.

Execution Copy

Appendix 6

Inventory Management Policies and Processes

Definitions used in this Appendix 6

“Buyer IM Team” means Seller’s IM employees who are identified by Seller (subject to the approval of Buyer) to provide the IM services described in this Appendix 6.

“DOS” means Seller’s Distribution Operation System

“Format” means a Party.

“IDRP” means Seller’s Demand Planning System.

“IM” means Inventory Management.

“RIM” means Store Replenishment System

“Seller IM” means Seller’s Inventory Management function.

Charges and Fees

Charges and fees for Seller’s services described in this Appendix 6 are reflected on Appendix A to the Services Agreement.

1.	Separation of Inventory

(a)	Regarding the Logical Separation of DC inventory for Seller and Buyer

(i)	Logical Separation is an Operational Separation

(A)	Seller and Buyer will each have a Logical Separation of DC inventory

(ii)	Calculating Logical Separation of DC inventory for each Party to draw from is a function of Relative Demand Forecasts entered into IDRP based upon

•	Using Relative Demand Forecasts to determine IDRP stocking targets in accordance with Order Feasibility Logic by each Party

•	Entering Relative Demand Forecasts by Item, by Week and by DC by each Party

•	Establishing how much time is required to fulfill demand is a function of Order Feasibility logic parameters within IDRP:

•	Varies by Vendor Production Point of Origin

•	Determined by Vendor Production Planning cycle and Total Lead-times

•	Calculating Demand Forecasts is a function within IDRP generated by:

•	Establishing each Store Reorder Points by users

•	Downloading Store On Hand and Store On Order from RIM

•	Entering Sales Forecasts by users

•	Entering Floor Set Quantities by users

•	Allocating DC On Hand Inventory and Inbound PO’s is performed between IDRP and DOS for the following functions:

•	Store Replenishment

•	Customer Orders

•	Flooring of Newly Assorted Items

Execution Copy

(iii)	Supplying and/or reviewing all demand forecast data is the responsibility of Buyer

(A)	IDRP will continue to provide baseline sales forecast for Buyer. Buyer IM team will review and modify forecasts where appropriate in collaboration with Buyer.

(B)	Entering forecasts into IDRP will be performed by the IDRP Certified Buyer IM team under Order Feasibility parameters based upon IDRP forecasting logic

(C)	Collaborating on forecasts will be performed between Buyer IM teams and Buyer

(D)	Altering forecasts to change prevailing logic of similar item history as the default for IDRP demand forecasts in DC Logical Separation of Inventory calculations will be completed by Buyer IM team.

(1)	Submitting store demand and sales forecasts via IDRP is the responsibility of Buyer

(2)	Communicating demand/sales changes where the Buyer default demand forecast is deemed too high/low is the responsibility of Buyer
(E)	Forecasting Store Reorder Point Increases and Decreases must occur within IDRP along with all other demand factors such as resets, seasonal buys, and promotions by Buyer IM team

(F)	Planning demand where IDRP is not used within Seller, must be communicated to Seller IM teams based on order feasibility by Buyer

(G)	Execution of Inbound DC PO’s is a function of the Seller IM teams

(H)	Supplying plans for Buyer Demand that exceeds prior Buyer forecasts where typical Order Feasibility logic does not supply Vendors ample time to produce larger than normal volumes of product is also required

(I)	Forecasting the demand impacts of New Store Openings and Store Closings must be completed within order feasibility parameters by Buyer or prior demand forecast will dictate logical separation of inventory for Buyer

(iv)	Party Ordering Logic applicable to either Party at the item level:

(A)	Customer Order Parameters

(1)	Filling orders from the DC for customer orders will default to orders being filled from either Party’s specific separation of inventory.

(2)	Filling orders from the DC for customer orders will have an exception process to allow orders from each Party to only draw from a Party-specific logically separated DC inventory

(i)	Exception process to be agreed-upon between both Buyer and Seller IM teams

(B)	Store Replenishment Parameters

(1)	Filling orders from the DC for store replenishment orders will default to orders being filled from either Party’s specific separation of inventory

(2)	Filling orders from the DC for store replenishment will have an exception process to allow orders from each Party to only draw from a Party-specific logically separated DC inventory.

(i)	Exception process to be agreed-upon between both Buyer and Seller IM teams

(C)	Alteration of default Party ordering logic will be performed by Seller IM teams

(1)	Exception process to be agreed-upon between both Buyer and Seller IM teams

(D)	Communication of adjustments by either Party to default format ordering logic will be performed by Seller IM teams where:
(1)	Occurrences where Vendor supply interruptions are uncovered

(2)	Availability of items at any Vendor becomes constrained

(3)	Requirements by law for minimum availability per marketing of promotions where the demand was planned according to Order Feasibility Logic

(4)	Overselling forecasts by either Party where the other Party’s ability to fulfill Demand Forecasts are at risk

Execution Copy

2.	Transition and Assortment Inventory Planning

(i)	Supplying annual calendars with estimated due dates to Buyer is the responsibility of Seller IM teams

(ii)	Establishing forecasts for ROIC, Seasonal and/or Annual demand according to Vendor Production Planning Lead-times including Vendor/manufacturer preseason part procurement planning according to planning calendars will be performed by Buyer.

(A)	Determination of specific timelines and due dates for calendars will be performed by each BU Seller IM Team and communicated to the Buyer IM team as additional information of Vendor requirements for production planning becomes available, impacting future order feasibility.

(1)	Each Seller SHC IM Team will ensure that the calendar incorporates lead times for above mentioned forecasts allow Buyer to review assortments, complete modeling and submit a forecast.

(B)	Common Seasonal areas to note but not exclusive to:

(1)	Annual Power LandG estimates due in early Fall prior to next Spring Season

(2)	Initial Birding set up quantity due Late Spring prior to next Spring Season

(3)	Air Conditioners due Early Fall prior to next Spring Season –

(4)	Outdoor Living annual estimates and floor set quantities due mid-Summer prior to next Spring Season

(5)	Seasonal Christmas estimates early Spring (Trees, Lights, etc)

(6)	Planning for all products is due at the same time as Seller plans for Buyer inclusion in buy plans with Vendors and according to predetermined planning calendars with store flooring needs, replenishment points and sales forecasts established.

(iii)	Documentation of items and programs requiring CAPCON or ROIC approval where Buyer provides requests will be included in total Seller buy review are to be supplied by Buyer –

(A)	Requesting product where Buyer forecasts are not within +/- 10% tolerance of 3 year average historical Buyer sales

(1)	Negotiation of separate exit strategies is required of Buyer prior to confirmation of approvals to minimize negative impact to DC inventory levels including but not limited to:

(i)	Absorbing excess quantities into Buyer store locations determined by item by DC Logical Separation of Inventory

(B)	Exercising one of the following options is required of Buyer where requested product based on Buyer forecasts are within +/- 10% tolerance and where excess inventory remains in DC’s Logically Separated for Buyer

(1)	Receiving all excess quantities at store level

(2)	Complying with Seller Merchandise Control Policies and submit appropriate Pack Away forms for approval

(i)	Upon Approval, Pack Away items will be held in DCs until the next season (handling, storage, etc. will be billed to Buyer )

(ii)	Upon Denial, excess quantities will be receipted at Buyer store level and executed by the Buyer IM team

(iv)	New Product Assortment/Floor Sets

(A)	Adherence to the same lead-times as other Party is required by Buyer regarding initial Flooring Inventory Demand, as this demand has order feasibility requirements

Execution Copy

(B)	Leveraging Logical Separation of DC Inventory will protect flooring quantities by being segregated in the DC’s to ensure flooring needs are filled regardless of New Product Assortment Planning Timeline differences between the Parties

(v)	Following the Seller new Vendor and new item processes is required of Buyer for Buyer exclusive Products by Buyer Merchant and Buyer IM teams

(A)	All aforementioned demand forecast parameters apply to Buyer exclusive items

(vi)	Performance of Record Creation activities for Buyer -unique items will be completed by Buyer’s RIM Certified IM team. Seller Seller’s will continue to use existing Record Creation processes for shared items.

3.	Emergency/Disaster Orders:

(i)	Unpredictable catastrophic event impacting localized emergency demand

•	Forecasting is the responsibility of both Seller and Buyer and include Emergency/Disaster quantities based on a 4 year average; said forecast is the basis for allocation to each Party.

•	Committing to Vendor held stock is the responsibility of the Seller IM team inclusive of aforementioned forecasting for demand for each Party.

•	Where availability is constrained, allocation will be based upon collaboration between selected delegates from Seller IM team and Buyer .

•	Forecasting when and where an Emergency/Disaster will occur is not feasible; therefore, demand will vary based upon where emergency/disasters occur

•	Planning and executing Emergency/Disaster Response is the responsibility of Seller according to the Disaster Program; this includes:

•	Disaster Program Procedures:

•	Notification of District Managers Responsible for each District to the Disaster Program Coordinator is the responsibility of the Field Leadership team for each Party

•	Notifications of Changes to District Managers Responsible is the responsibility of the Field Leadership team for each Party

•	Notification of local demand for emergency/disasters is the responsibility of the Party field District Managers via the Disaster Hotline

•	Handling inbound Disaster Hotline calls is the responsibility of Seller IM team

•	Allocation of Disaster Merchandise both in DC’s and Vendor Held Stock is the responsibility of the Seller IM team based on requests from a Party’s District Managers

•	Where availability is constrained, allocation will be based upon collaboration between selected delegates from Seller IM team and Buyer

•	Event examples

•	Hurricane

•	Tornado

•	Flooding

•	Excessive Snowfall

•	Infrastructure disruption

•	Items Included

•	Wet/dry Vacuums

•	Sump Pumps

•	Snow Throwers

Execution Copy

•	Ice Melt

•	Gas Cans

•	Generators

•	Chainsaws

•	AA, AAA, C and D Cell Batteries

•	Flashlights

4.	Puerto Rico and Guam: Seller’s Affiliates will provide IM services for Buyer Stores in Puerto Rico and Guam that are substantially the same in all material respects as the IM services provided by Seller’s Affiliates for Buyer Stores in Puerto Rico and Guam as of the Effective Date.

Execution Copy

Appendix 7(a)

Payment Due Date

For the first 12 months of the Term:

1.	Invoices for Products: the Payment Due Date is the 10th day following Buyer’s receipt of the invoice.

2.

Royalties: the Payment Due Date is the 10th day following the end of Buyer’s fiscal week or Buyer’s fiscal quarter, as the case may be, in accordance with Section 7(b) of the Merchandising Agreement to which this Appendix 7(a) is attached and forms a part.

3.

If the 10th day is a Saturday, Sunday, or bank holiday, Buyer will pay on the next banking day, which will become the Payment Due Date. Electronic fund transfers initiated on the Payment Due Date will be timely made for purposes of the Merchandising Agreement.

For the remainder of the Term: Seller and Buyer will negotiate in Good Faith to determine the Payment Due Dates, which negotiations will take into account, among other things, then-current market conditions.

Execution Copy

Appendix 9(b)(i)(A)

New HTS Store List

City Name	State	MSA
1. Surprise	AZ	Phoenix-Mesa-Scottsdale AZ
2. Tempe	AZ	Phoenix-Mesa-Scottsdale AZ
3. Culver City	CA	Los Angeles-Long Beach-Santa Ana, CA
4. Danville	CA	San Francisco-Oakland-Fremont, CA
5. Hollywood CA	CA	Los Angeles-Long Beach-Santa Ana, CA
6. Irvine CA	CA	Los Angeles-Long Beach-Santa Ana, CA
7. Lancaster	CA	Los Angeles-Long Beach-Santa Ana, CA
8.Los Angeles	CA	Los Angeles-Long Beach-Santa Ana, CA
9. Oxnard	CA	Los Angeles-Long Beach-Santa Ana, CA
10. Pacoima	CA	Los Angeles-Long Beach-Santa Ana, CA
11. San Jose	CA	San Francisco-Oakland-Fremont, CA
12. Tustin	CA	Los Angeles-Long Beach-Santa Ana, CA
13. Van Nuys	CA	Los Angeles-Long Beach-Santa Ana, CA
14. Westwood	CA	Los Angeles-Long Beach-Santa Ana, CA
15. Aurora	CO	Denver-Aurora, CO
16. Lone Tree	CO	Denver-Aurora, CO
17. Newington	CT	Hartford-W Hartford-E Hartford, CT
18. Christiana	DE	Philadelphia-Camden-Wilmington PA-NJ-DE-
19. Cocoa Beach	FL	Palm Bay-Melbourne-Titusville, FL
20. Delray Beach (east)	FL	Miami-Ft Lauderdale-Pompano Bch FL
21. Jupiter	FL	Miami-Fort Lauderdale-Miami Beach, FL
22. Leesburg	FL	Orlando-Kissimmee, FL
23. Ormond Beach	FL	Deltona-Daytona Beach-Ormond Beach, FL
24. Tallahassee	FL	Tallahassee, FL
25. Savannah	GA	Savannah, GA
26. Ankeny	IA	Des Moines-West Des Moines, IA
27. Post Falls	ID	Coeur d’Alene, ID
28. Huntley	IL	Chicago-Naperville-Joliet, IL-IN-WI
29. Savoy	IL	Champaign-Urbana, IL
30. Springfield	IL	Springfield, IL
31. Fort Wayne	IN	Fort Wayne, IN
32. Shawnee	KS	Kansas City, MO-KS
33. Topeka	KS	Topeka, KS
34. Ashland	KY	Huntington-Ashland, WV-KY-OH
35. Nicholasville	KY	Lexington-Fayette, KY
36. Westfield	MA	Springfield, MA
37. Worcester/Shrewsbury	MA	Worcester, MA

Execution Copy

City Name	State	MSA
38. Davie	MD	Miami-Ft Lauderdale-Pompano Bch FL
39. Edgewood	MD	Baltimore-Towson, MD
40. Towson	MD	Baltimore-Towson, MD
41. Wheaton	MD	Washington-Arlington-Alexandria, DC-VA-MD-WV
42. Ann Arbor	MI	Ann Arbor, MI
43. Franklin	MI	Detroit-Warren-Livonia, MI
44. Lake Orion	MI	Detroit-Warren-Livonia, MI
45. Washington	MI	Detroit-Warren-Livonia, MI
46. Liberty	MO	Kansas City, MO-KS
47. Southpark	NC	Charlotte-Gastonia-Concord NC-SC
48. Cherry Hill	NJ	Philadelphia-Camden-Wilmington PA-NJ-DE-
49. Manchester Township	NJ	New York-Northern New Jersey-Long Island, NY-NJ-PA
50. Marlton	NJ	Philadelphia-Camden-Wilmington PA-NJ-DE-
51. Morganville	NJ	New York-Northern NJ-Long Is NY-NJ-PA
52. Sewell	NJ	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD
53. South Plainfield	NJ	New York-Northern New Jersey-Long Island, NY-NJ-PA
54. Succasunna	NJ	New York-Northern New Jersey-Long Island, NY-NJ-PA
55. Rio Rancho	NM	Albuquerque, NM
56. Las Vegas	NV	Las Vegas-Paradise, NV
57. Reno	NV	Reno-Sparks, NV
58. Delmar	NY	Albany-Schenectady-Troy, NY
59. Highland	NY	Kingston, NY
60. New Rochelle	NY	New York-Northern NJ-Long Is NY-NJ-PA
61. Port Chester	NY	New York-Northern NJ-Long Is NY-NJ-PA
62. Staten Island north	NY	New York-Northern NJ-Long Is NY-NJ-PA
63. Troy	NY	Albany-Schenectady-Troy, NY
64. Bellbrook	OH	Dayton, OH
65. Columbus	OH	Columbus, OH
66. Broken Arrow	OK	Tulsa, OK
67. Oklahoma City	OK	Oklahoma City, OK
68. Homestead	PA	Pittsburgh, PA
69. Shrewsbury	PA	Baltimore-Towson, MD
70. York	PA	York-Hanover, PA
71. Greer/Taylors	SC	Greenville, SC
72. Sioux Falls	SD	Sioux Falls, SD
73. Cordova	TN	Memphis, TN-MS-AR
74. Elizabethton	TN	Johnson City, TN
75. Knoxville	TN	Knoxville, TN
76. Allen	TX	Dallas-Fort Worth-Arlington TX
77. Frisco	TX	Dallas-Fort Worth-Arlington TX
78. Mission	TX	McAllen-Edinburg-Mission, TX
79. Murphy	TX	Dallas-Fort Worth-Arlington TX

Execution Copy

City Name	State	MSA
80. San Antonio 16	TX	San Antonio TX
81. San Antonio east	TX	San Antonio TX
82. San Antonio north	TX	San Antonio TX
83. SW Houston	TX	Houston-Sugar Land-Baytown TX
84. West Plano	TX	Dallas-Fort Worth-Arlington TX
85. Colleyville	TX	Dallas-Fort Worth-Arlington TX
86. Rockwall	TX	Dallas-Fort Worth-Arlington TX
87. Dallas (75229)	TX	Dallas-Fort Worth-Arlington TX
88. Alexandria	VA	Washington-Arlington-Alexandria, DC-VA-MD-WV
89. Arlington	VA	Washington-Arlington-Alexandria, DC-VA-MD-WV
90. Herndon	VA	Washington-Arlington-Alexandria, DC-VA-MD-WV
91. Leesburg	VA	Washington-Arlington-Alexandria, DC-VA-MD-WV
92. Merrifield	VA	Washington-Arlington-Alexandria, DC-VA-MD-WV
93. Roanoke	VA	Roanoke, VA
94. Salem	VA	Roanoke, VA
95. Bothell	WA	Seattle-Tacoma-Bellevue, WA
96. Issaquah	WA	Seattle-Tacoma-Bellevue, WA
97. Appleton	WI	Appleton, WI
98. Green Bay	WI	Green Bay, WI
99. Madison	WI	Madison, WI
100. S Milwaukee	WI	Milwaukee-Waukesha-West Allis, WI

Execution Copy

Appendix 12(a)(iii)

Seller Marks

1.	The KCD Marks

2.	The feature Marks and sub-brand Marks associated with the Seller-Branded Products

3.	The trade dress related to the above Marks

Execution Copy

Appendix 18(a)(i)

Merchandising Operating Committee

Designated by Buyer: Michael Gray; Susan Hilsenbeck; JJ Ethridge

Designated by Seller: Michael Burti; Dean Schwartz; Adam Whitney

Initial Chairperson: Michael Burti